UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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SM Energy Company
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2026 Proxy Statement

Notice of Annual Meeting of Stockholders May 21, 2026

Dear Fellow SM Energy Stockholder,
On behalf of the Board of Directors, I am pleased to invite you to participate in SM Energy Company’s 2026 Annual Meeting of Stockholders. We host our annual meeting virtually to expand access and reduce costs for our stockholders, and we encourage you to review our 2026 proxy materials and take part in this important process. Your vote is important to us.

Record Performance and Strategic Progress in 2025

SM Energy delivered record performance in 2025, executing well across our strategic objectives. We achieved record operating cash flow of $2.01 billion, driven by record production and resilient margins, despite a 14% decline in benchmark oil prices. Record net production rose 21%, with oil comprising 53% of volumes. We reduced net debt and improved leverage, all while successfully integrating our Uinta Basin assets and demonstrating our technical capabilities across stacked, high-quality intervals.

Transformational Portfolio Expansion

Building on this momentum, on January 30, 2026, we completed our merger with Civitas Resources, creating a top 10 U.S. independent, oil-focused producer. The combined company operates approximately 797,000 net acres across the Permian, Denver-Julesburg, Uinta and Maverick basins–a portfolio assembled specifically for its inventory depth and capital efficiency. Our geotechnical and operational expertise applied across each of these basins is expected to generate meaningful synergies, and combined with corporate initiatives, we expect to achieve $200 to $300 million in annual synergies that were not available to either company independently. This transaction was evaluated against a high standard: would the combined company generate better returns than the standalone companies? We believe the answer is yes, and the depth of high-return drilling inventory we have added across our basins gives us a stronger platform for sustained free cash flow generation.

Leadership, Governance, and Board Oversight

The Board’s primary responsibility is the oversight of management in support of stockholder value creation. In 2025 and early 2026, the Board focused on portfolio expansion, disciplined capital allocation, governance practices, and executive leadership. We recently oversaw a planned CEO succession, appointing Beth McDonald as President & Chief Executive Officer effective in early 2026. Beth brings extensive technical and operational experience and a deep understanding of SM Energy’s assets and culture, and the Board is confident in her leadership and the management team’s continued execution of our strategy.

Following the Civitas merger, our Board now comprises 11 members, including six from legacy SM Energy and five from Civitas, with 10 directors classified as independent. As Chair, I serve as an independent, non-executive director. We remain committed to ongoing board refreshment, strong governance, and alignment with stockholder interests.

Capital Discipline and Return of Capital

A cornerstone of our strategy is disciplined capital allocation and returning capital to stockholders. During 2025, we returned $104 million to stockholders, bringing cumulative returns since 2022 to $648 million. In February 2026, we announced a 10% increase in our fixed dividend to $0.88 per share annually, paid quarterly. We also expect to allocate approximately 20% of 2026 free cash flow, after dividends, to share repurchases, with that percentage increasing as leverage declines. We believe our capital return program is sustainable and supports long-term value creation.

Operational Excellence, Stewardship, and Our People

Looking ahead, we enter 2026 with a clear plan to maximize free cash flow, reduce debt, and capture synergies from recent transactions. While the oil business remains volatile, our expanded portfolio provides flexibility in capital allocation and risk management. We remain focused on operational excellence, safety, and environmental stewardship.

Our employees are one of SM Energy’s greatest strengths. Our culture emphasizes safety, innovation, leadership, and professional development, and we are proud of our employees’ contributions to our operations and the communities where we live and work.

Engagement and Support

SM Energy values active and constructive engagement with our stockholders. Your perspectives inform Board discussions on governance, compensation, and strategic priorities, including the performance-based executive compensation framework outlined in this proxy, which aligns management incentives with stockholder interests.

On behalf of the Board of Directors, thank you for your continued investment in SM Energy Company and for your support as we execute our strategy to deliver sustainable profitability, strong returns, and responsible energy development.

Sincerely, Julio M. Quintana Chairman of the Board

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To All Stockholders:
The 2026 Annual Meeting of Stockholders of SM Energy Company (the “Annual Meeting”) is to be conducted by live webcast on Thursday, May 21, 2026, at 3:30 p.m. Mountain Time. In order to attend the virtual Annual Meeting, stockholders must register at: https://web.viewproxy.com/sm-energy/2026.
The meeting is being convened to:
1.elect the 11 director nominees named in this Proxy Statement to our Board of Directors to serve until the next annual meeting of our stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;
2.hold an advisory vote to approve the compensation of our named executive officers;
3.ratify the appointment by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2026; and
4.transact such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
Our Board of Directors (the “Board”) is using this Proxy Statement to solicit proxies on our behalf for use at the Annual Meeting and has fixed the close of business on April 1, 2026, as the record date (the “Record Date”) for determining stockholders entitled to receive notice of, to participate in, and to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. We are furnishing our proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to the majority of our stockholders via the Internet. Accordingly, on or about April 8, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed by intermediaries to our stockholders as of the Record Date, containing instructions on how to access the proxy materials via the Internet or request proxy materials in printed form, and how to vote your shares.
You will be able to participate in the Annual Meeting from any location worldwide via live audio webcast, and electronically vote your shares and submit questions online. We have adopted this online format to expand access to the Annual Meeting and lower the cost to our stockholders and the Company. To participate in the virtual Annual Meeting, you must first register at https://web.viewproxy.com/sm-energy/2026 by 11:59 p.m. (EDT) on May 20, 2026. You will need to enter your name, phone number, and email address, and you will then receive a meeting invitation by email containing your unique access link for joining the meeting. We recommend that you log in a few minutes before the Annual Meeting begins to ensure you are logged in when the meeting starts. Participation in the Annual Meeting will be restricted to stockholders as of the Record Date who have registered by or before May 20, 2026, and our invited guests. Guests who are not stockholders may not vote or ask questions during the Annual Meeting.
Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we encourage you to vote by using the Internet instructions provided in the Notice or the proxy card. If the Proxy Statement and a proxy card are mailed to you, please complete, sign, date, and return the proxy card in the enclosed envelope as soon as possible. Thank you for your support for the recommendations of our Board of Directors.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2026. The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2026 Annual Meeting of Stockholders, and the Form 10-K for the fiscal year ended December 31, 2025, are available at https://web.viewproxy.com/sm-energy/2026

By Order of the Board of Directors,
James B. Lebeck
Executive Vice President - Chief Corporate Development Officer, General Counsel and Corporate Secretary
Denver, Colorado
April 8, 2026

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TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1	CEO Pay Ratio	52
		Pay Versus Performance	54
CORPORATE GOVERNANCE	7
Overview	7	PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE
Board and Committee Independence	7	COMPENSATION	57
Board Leadership Structure	7
Stockholder Engagement	8	DIRECTOR COMPENSATION	59
Corporate Responsibility and our Commitment to		2025 Non-Employee Director Compensation	59
Sustainability	8	General Overview	59
Human Capital	8
Board and Committee Meetings	9	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
Committee Functions	10	OWNERS AND MANAGEMENT	60
Risk Oversight	11	Common Stock	60
Director Nominations and Qualifications	12	Section 16(a) Beneficial Ownership Reporting	62
Communications with our Board	14	Restricted Stock Units and Performance Share Units	62

PROPOSAL 1—ELECTION OF DIRECTORS	15	REPORT OF THE AUDIT COMMITTEE	62
Director Nominee Core Competencies and Composition		Audit Committee Pre-Approval Policy and Procedures	63
Highlights	16
Director Nominees	17	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64

INFORMATION ABOUT OUR EXECUTIVE OFFICERS	25	PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF
		DELOITTE & TOUCHE LLP AS OUR
COMPENSATION DISCUSSION AND ANALYSIS	27	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	66
Section 1—Aligning Strategy with Stockholder Value
Creation: Our Compensation Philosophy and Objectives	27	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	67
Section 2—2025 Business Highlights and Capital Return		Policies and Procedures on Transactions with Related Persons	67
Program	29	Transactions with Related Persons	67
Section 3—Competitive Positioning: Selection and Purpose		Compensation Committee Interlocks and Insider Participation	68
of Our Comparative Peer Group	30
Section 4—Primary Elements of 2025 Compensation and		VOTING, ATTENDANCE, AND OTHER MATTERS	69
Executive Compensation Results	30	Who Can Vote	69
Section 5—Compensation Determination Process	39	Quorum	69
Section 6—Other Compensation Matters	41	How to Vote	69
Section 7—CEO and Officer Transitions	44	Stockholders of Record and Street Name Holders	69
Compensation Committee Report	44	Participating in the Virtual Annual Meeting	70
		Annual Meeting Webcast	70
EXECUTIVE COMPENSATION TABLES	45	Submitting Questions at the Annual Meeting	70
Summary Compensation Table	45	Experiencing Technical Difficulties	70
Grants of Plan-Based Awards in 2025	45	Voting Requirements; Vote Treatment	70
Outstanding Equity Awards at 2025 Year-End	47	Stockholders Sharing the Same Address	71
2025 Stock Vested	48	Revoking a Proxy	72
Pension Benefits	48	Payment of Proxy Solicitation Costs	72
Non-Qualified Deferred Compensation for 2025	49	Stockholder Proposals for the 2027 Annual Meeting
Potential Payments Upon Termination or Change of Control	49	of Stockholders	72
Equity Compensation Plans	52	Other Available Information	73

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PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights important information presented throughout this 2026 Proxy Statement (this “Proxy Statement”) and is intended to assist you in evaluating the matters to be voted on at the Annual Meeting. This summary does not contain all of the information you should consider, and we encourage you to read this Proxy Statement in its entirety, as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), prior to voting.
Annual Meeting Information

DATE & TIME	PLACE	RECORD DATE	VOTING
Thursday, May 21, 2026 3:30 p.m. Mountain Time	Via the Internet Stockholders must register at https://web.viewproxy.com/sm-energy/2026 by 11:59 p.m. (EDT) on May 20, 2026	April 1, 2026	Stockholders of record at the close of business on the Record Date may vote their shares at the Annual Meeting

Proposals and Voting Recommendations		Voting Recommendation	Page
Proposal 1:	Election of the 11 directors named in this Proxy Statement.	FOR each nominee	15
Proposal 2:	Advisory vote to approve the compensation of our named executive officers.	FOR	57
Proposal 3:	Ratification of the appointment by our Audit Committee of Deloitte & Touche, LLP as our independent registered public accounting firm for 2026.	FOR	66
How to Vote Your Shares

ONLINE	CALL	MAIL

Vote online prior to or during the Annual Meeting per the instructions on your proxy or voting instruction card.	Vote by phone by calling the phone number on your proxy or voting instruction card.	If you have received a printed version of these proxy materials, vote by signing, dating, and returning your proxy card by mail.
We strongly encourage you to vote. For more information about voting your shares, see “Voting, Attendance, and Other Matters” contained in this Proxy Statement.

Our 2026 Director Nominees:

JULIO M. QUINTANA, 66
Chairman of the Board of Directors
Tenure: 20 years
Committee: (G)

BARTON R. BROOKMAN, 63
Tenure: 2 years
Committees:
(C) (G)

MORRIS R. CLARK, 58
Tenure: Appointed in January 2026
Committee:
(A)

LLOYD W. HELMS, JR., 68
Tenure: Appointed in January 2026
Committee:
(A)

CARRIE M. FOX, 42
Tenure: Appointed in January 2026
Committee:
(A)

INDEPENDENT

SM ENERGY

ROSE M. ROBESON, 65
Tenure: 12 years
Committees:
(A) (C)

RAMIRO G. PERU, 70
Tenure: 12 years
Committee:
(A)

WOUTER T. VAN KEMPEN, 56
Tenure: Appointed in January 2026
Committees:
(G) (C)

ELIZABETH A. MCDONALD, 47
President & Chief Executive Officer
Tenure: Appointed in January 2026

ASHWIN VENKATRAMAN, 45
Tenure: 2 years
Committee:
(A)

HOWARD A. WILLARD III, 62
Tenure: Appointed in January 2026
Committees:
(C) (G)

(A) = *Audit Committee* (C) = *Compensation Committee* (G) = *Governance & Sustainability Committee*

Business Highlights: 2025 - A Year of Record Performance
In 2025, we executed our core strategic objectives by achieving record operating cash flow and production, reducing net debt, returning capital to our stockholders, and expanding our top-tier inventory through the successful integration of the Uinta Basin asset acquired in 2024 and entering into a merger agreement (the “Merger Agreement”) with Civitas Resources, Inc. (“Civitas”), which closed on January 30th, 2026 (the “Merger”).
_________________________________
(1)    Adjusted EBITDAX represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Net debt is calculated as the total principal amount of outstanding senior unsecured notes plus amounts drawn on the revolving credit facility less cash and cash equivalents.
(2)    Total capital returned to stockholders includes $92 million in dividends and $12 million of shares repurchased.

(3)	SEC Pricing	2020	2021	2022	2023	2024	2025
	Oil ($/Bbl)	$39.57	$66.56	$93.67	$78.22	$75.48	$65.34
	Gas ($/MMBtu)	$1.99	$3.60	$6.36	$2.64	$2.13	$3.39
	NGLs ($/Bbl)	$17.64	$36.60	$42.52	$27.72	$28.29	$27.45

Capital Return
Beginning in September 2022, our Board approved a stock repurchase program that authorized the repurchase of up to $500 million in aggregate value of our common stock, and in June 2024, our Board reauthorized and extended the program through 2027 (the “Stock Repurchase Program”). During 2025, we returned $104 million of capital to our stockholders through payment of our fixed dividend and our Stock Repurchase Program (collectively, our “Capital Return Program”). From implementation of the Capital Return Program through year-end 2025, we have repurchased approximately 10.5 million shares and paid approximately $267 million in dividends, bringing our total return of capital to our stockholders to approximately $648 million during that period. In February of 2026, we announced an increase in our fixed dividend policy of 10 percent to $0.88 per share per annum (paid quarterly), representing a dividend yield of approximately three percent as of the date of this Proxy Statement. Additionally, we expect to allocate approximately 20 percent of our quarterly 2026 free cash flow (after payment of dividends) to share repurchases, which allocation is expected to increase as leverage and absolute debt levels decline. We believe that our Capital Return Program, which we intend to fund with cash flow from operations, will be sustainable and will create long-term value for our stockholders.

Executive Compensation Philosophy and Design
Our executive compensation program is designed to align executive pay with the Company’s financial, operational and sustainability performance, and to incentivize the creation of positive stockholder returns throughout industry cycles. Total compensation opportunities for our NEOs are weighted heavily toward variable, performance-based awards. The primary elements of our executive compensation program include a fixed base salary targeted at the median of our comparative peer group, an annual cash incentive opportunity linked to achievement of individual and corporate performance objectives, and a long-term equity-based compensation opportunity allocated between restricted stock units (“RSUs”), vesting ratably over a three-year period, and performance share units (“PSUs”) tied to Company performance relative to our peer group and other established corporate goals over a three-year period. The following table depicts the primary components of our 2025 compensation program:

	Compensation Element	Duration	Description	Purpose
FIXED	Base Salary (cash)	Short-term (annual)	Fixed compensation based on position, experience, and expertise; generally targeted at median of peer group.	Attract and retain qualified employees; provide a level of fixed pay based on skills, competencies, experience, and individual performance.
AT-RISK	Annual Cash Bonus	Short-term (annual)	Annual cash incentive opportunity dependent upon individual and corporate performance against key financial, operational, and sustainability-based metrics.
Drive superior annual performance; incentivize achievement of financial, operational, and sustainability-based goals aligned with the Company’s annual business plan; requires a threshold level of performance to receive any payout. Aligns payout with stockholder outcomes through modifiers that increase/decrease payout based on absolute total shareholder return (“TSR”) and adjusted free cash flow generation.

	Restricted Stock Units	Long-term (3-year)	Time-based restricted equity that vests ratably over a three-year period, generally subject to continued employment.	Promotes retention and stock ownership; incentivizes long-term sustainable value creation through stock price performance.
	Performance Share Units	Long-term (3-year)	Performance-based equity award based on absolute TSR and relative TSR over a three-year period; generally subject to continued employment.	Incentivizes long-term sustainable value creation that is aligned with our strategic plan; requires a threshold level of performance to receive any payout.
Corporate Governance Highlights

Our Board believes that sound corporate governance principles foster the ethical behavior and integrity owed to all of our stakeholders. This table sets forth certain best practices we employ:

•Annual elections of the entire unclassified Board	•Meaningful director and executive stock ownership guidelines
•Independent Chairman of the Board	•Annual evaluations of the Board and each committee
•Regular Board and committee oversight of financial, risk management and cybersecurity matters	•Active and consistent stockholder engagement
•As a whole, the Board represents diverse professional experience, viewpoints and tenure	•Standing Board committees composed entirely of independent directors
•Regular Board and committee oversight of sustainability matters	•Directors tender resignation subject to receiving majority vote of stockholders and Board acceptance
•Board and committee oversight of human capital management, including career development and training	•Board appropriately tenured to provide effective balance of fresh perspectives and experience
•Independent directors routinely meet in executive sessions	•Director retirement policy in place and demonstrated commitment to Board refreshment
•Code of Conduct and Financial Code of Ethics regularly reviewed by the Board	•Robust director nominee selection process

Stockholder Engagement and Responsiveness
Our Board remains committed to open engagement with our stockholders concerning our business strategy, executive compensation program, risk oversight processes, sustainability initiatives, and other matters of importance. As part of this commitment, our Board and management team regularly engage with stockholders to solicit input and answer questions so that our Board has the information required to understand and respond to our stockholders’ concerns. For more information about our efforts to engage with and receive feedback from our stockholders, please see the “Corporate Governance - Stockholder Engagement” section of this Proxy Statement.
Commitment to Our Core Values: A Culture of Corporate Responsibility, Sustainability and Integrity
Our purpose is to make people’s lives better by responsibly producing energy supplies, contributing to domestic energy security and prosperity, and having a positive impact in the communities where we live and work. Our long-term vision and strategy are focused on sustainably growing value for all of our stakeholders by deploying our technical excellence and exceptional execution to improve and optimize our high-quality asset portfolio, generate cash flows, and maintain a disciplined, strong balance sheet. Our team executes our strategy by prioritizing safety, technological innovation, and stewardship of natural resources, all of which are integral to our corporate culture.
Our Company vision and values drive the way we conduct business. We pride ourselves on having a positive culture that promotes:
•integrity and ethical behavior in the conduct of our business;
•environmental, health and safety priorities;
•understanding and communicating the reasons for our actions and how every employee contributes;
•collaboration and openness to new ideas and technologies that serve business improvement;
•support for team members’ professional and personal development; and
•support for the communities where we live and work.
At SM Energy, we consider everyone a leader, regardless of title, position or tenure, and we believe every employee is called to lead every day. To us, leadership is a set of competencies demonstrated through the actions of our managers and each of our employees. Our five key leadership competencies are: strategic perspective, living SM Energy values and ethics, building collaborative relationships, leading change, and servant leadership.

The health and safety of our employees and contractors is our top priority, and we are proud of our strong safety culture at SM Energy. This culture is driven from the top down and upheld by each employee in the organization. As one example of our commitment, our operations team follows a Goal Zero Program with the following objectives: Zero Distractions, Zero Excuses, Zero Shortcuts, and 100% Committed, to improve behavior-based safety in operations.

As part of our commitment to positively impact the communities where we live and work, we encourage and support charitable giving with our corporate match program. The graphic to the right illustrates 2025 charitable giving by employees and the corresponding corporate match.

Sustainability and Human Capital Highlights
During 2025, we prioritized sustainability and stewardship initiatives by:
•continuing to achieve our Texas flaring and methane targets;
•remaining on track toward our 2030 goal of reducing Scope 1 and Scope 2 greenhouse gas emissions intensity by 50% from our 2019 baseline;
•reducing our flaring percentage by 74% and lowering our emissions intensity by 26% since 2019; and
•enhancing responsible water management by increasing produced water recycling to 40%.

SM ENERGY

2025 SM Energy Charitable Contributions Report

Total Funds Donated - $1,935,732

SM Energy's 3 Areas of Focus

Education
$452,938

Civic & Community Services
$243,232

Health & Human Services
$414,188

Corporate Match Program - $368,224

Corporate Sponsorships - $262,986

United Way Campaign

Employee Donations
$237,589

    We operate only in the United States. We have established procedures and controls designed to support our objective of remaining, at all times, in material compliance with applicable federal, state, tribal and local laws and governmental regulations. We strive to comply with all applicable employment laws that prohibit unlawful discrimination, regulate wages and compensation, and foster a safe workplace. On a quarterly basis, we require our executives and other key employees to certify compliance with all such matters, or to report any circumstances of known or perceived non-compliance. On an annual basis, we require every employee to acknowledge their understanding of, and compliance with, our Code of Business Conduct and Conflict of Interest Policy (the “Code of Conduct”), which sets forth the Company’s expectations regarding business conduct and ethical standards. The Audit Committee of our Board (“Audit Committee”) oversees this process. We maintain an ethics and compliance hotline that allows any person to anonymously report any perceived violations of our Code of Conduct, ethical standards, or other compliance-related matters, and our General Counsel directs appropriate investigations and reports to our Audit Committee and senior management concerning all such matters.
We strive to provide equal employment opportunities to all employees and job applicants. On an annual basis, we review our practices for any indication of discrimination and to promote pay equity. In 2025, no discriminatory practices were identified, and no evidence of discrimination or material pay inequity was found. Our Board of Directors adopted a Human Rights Policy memorializing the Company’s commitment to operating in a manner that is respectful of human rights and to avoid causing or contributing to adverse human rights impacts.

CORPORATE GOVERNANCE

Overview
Our Board believes that sound corporate governance principles foster the ethical behavior and integrity owed to all of our stakeholders. The framework for our corporate governance principles is established by the charters for the committees of our Board, our Corporate Governance Guidelines, our Financial Code of Ethics and our Code of Conduct. Our Board adopted each of these policies and regularly reviews them for appropriate modifications based on evolving corporate governance standards. A complete copy of these documents is available on our website at www.sm-energy.com or in print, free of charge, to any stockholder who requests a copy, by contacting our Corporate Secretary (information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document).
Our Financial Code of Ethics establishes ethical standards and principles relating to certain financial compliance and disclosure matters and applies to our Chief Executive Officer, Chief Financial Officer, Vice President – Controller, as well as persons performing similar functions, and other officers and employees identified by our Chief Financial Officer. The Financial Code of Ethics requires that any exception or waiver thereto be made only by the Audit Committee, as required by law, SEC rules and regulations, and New York Stock Exchange (“NYSE”) rules, and that it be disclosed on our website at www.sm-energy.com within two business days after such exception or waiver. To date, the Audit Committee has not granted any exception or waiver of our Financial Code of Ethics.
Board and Committee Independence
With the exception of Ms. McDonald, our President and Chief Executive Officer (sometimes referred to herein as “CEO”), our Board is comprised entirely of independent directors who meet the SEC and NYSE independence standards and have been determined by the Board to not have any material relationship with us other than as a director and stockholder. Additionally, the Board previously determined that former directors Carla J. Bailo, Anita M. Powers, and William D. Sullivan, each of whom resigned in January 2026, were independent directors who met the SEC and NYSE independence standards and were determined by the Board to not have any material relationship with us other than as a director and stockholder. In reviewing and making its independence determination for each director or director nominee, our Board considered nominee disclosures concerning past employment, remuneration, and any other relationship with us, as well as the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE’s Listed Company Manual. The Audit Committee, the Compensation Committee of our Board (the “Compensation Committee”), and the Governance and Sustainability Committee of our Board (the “G&S Committee”) are each comprised solely of independent directors under the applicable requirements of the NYSE and SEC.
Board Leadership Structure
Our Corporate Governance Guidelines require our Board to annually determine whether to keep the roles of CEO and Chairman of the Board separate, or permit one person to serve in both capacities. Our G&S Committee annually evaluates our leadership structure and makes a recommendation to our Board. While recognizing that different leadership structures may be appropriate at different times and under different circumstances, based on the recommendation of the G&S Committee, our Board has, since 2007, determined that it is in the best interests of our stockholders to separate the roles of CEO and Chairman of the Board.
Under this structure, the Chairman of the Board is responsible for providing leadership to the Board, facilitating communications among the directors, setting Board meeting agendas in consultation with our CEO, presiding at Board meetings and executive sessions, and serving as a liaison between our management and directors, while allowing our CEO to focus on leading the Company.
Our Board is not classified, and all directors are elected annually by our stockholders. A number of our independent directors have served in senior management roles with other companies in the oil and gas industry or are currently serving or have served as directors of other public companies. The specific experiences, qualifications, attributes, and skills of each independent director that enable him or her to effectively serve on the

Board and on their respective Board committees are described in each director’s biographical information and in the matrix of qualifications, experiences, attributes and skills set forth below. We believe that the independent and experienced directors that make up our Board, the specific experiences and skills that they possess, and the overall leadership of the Board by the Chairman, effectively represent the interests of our stockholders. Mr. Quintana, a member of our Board since 2006 and an experienced executive with over 40 years in the oil and gas exploration and production industry, has served as Chairman of our Board since 2023.
Stockholder Engagement
Our Board and management team are committed to maintaining an open dialogue with our stockholders regarding our business strategy, governance practices, executive compensation program, sustainability initiatives, and other matters of importance. Through regular interaction, including conference attendance, one-on-one meetings, and telephone calls, we actively seek to align our risk oversight, stewardship, governance and compensation practices with the expectations of our stockholders. We are committed to transparent communication regarding our strategy, performance, and sustainability priorities, and our disclosures, including our Corporate Sustainability Report and aligned framework disclosures, reflect our approach to managing climate-related risks and opportunities while supporting long-term, sustainable operations. Feedback received through these interactions and proxy voting helps inform the Board and management decision-making as we remain focused on safe and responsible operations, environmental stewardship, continuous improvement in efficiency and emissions performance, and long-term stockholder value creation.
During the last quarter of 2025 and early January of 2026, following announcement of the Merger with Civitas, we engaged frequently with our investors through attendance at conferences, written correspondence, and in-person and virtual meetings.
Corporate Responsibility and our Commitment to Sustainability
At SM Energy, we believe that our stockholders trust us to conduct business in a responsible and ethical manner designed to protect our employees, contractors and neighbors, and the environments in which we operate, while supporting the communities where we live and work. We believe that operating in this industry is a privilege, and we take that seriously. We seek to minimize risk to our communities and promote social, environmental, human and economic benefits, while continually striving to be a good steward of natural resources. Sustainability is an important factor in determining how we operate at SM Energy, and we work hard to preserve our reputation for responsible operations, strong governance, and long-term value creation.
Among our efforts during 2025, we continued to advance sustainability initiatives and practices throughout the organization, with a focus on safety, technical innovation, and environmental stewardship. Since 2019, we have reduced our flaring percentage by 74% and lowered our emissions intensity by 26%. We also advanced the use of modern technologies designed to improve methane monitoring and overall sustainability performance, enhanced responsible water management by increasing produced water recycling to 40%, and began integrating our Uinta Basin operations into SM Energy’s emissions strategy.
We would like to take this opportunity to thank our stockholders and other stakeholders for sharing their valuable feedback and recognizing our successful efforts to implement this feedback into our business strategy, governance practices, executive compensation programs, and sustainability focus.
Human Capital
Our Company culture aims to recognize our employees as one of our most valuable assets, encourage personal and professional development, promote innovation and leadership among all employees and, in turn, support our efforts to attract and retain talent. Through our culture, we promote:
•integrity and ethical behavior in the conduct of our business;
•environmental, health, and safety priorities;
•prioritizing the success of others and the team;
•collaboration and openness to new ideas and technologies that serve business improvement;
•support for team members’ professional and personal development; and

•support for the communities where we live and work.

The core values of integrity and ethical behavior are the pillars of our culture, and all employees are responsible for upholding Company-wide standards and values. We have policies designed to promote ethical conduct and integrity, which employees are required to read and acknowledge on an annual basis. The health and safety of our employees and contractors is our highest priority. We strive to achieve performance excellence in environmental, health, and safety management, and compensation of all employees is tied to annual environmental, health, and safety performance goals.
Personal and professional development is an important part of our culture and is employee driven, manager facilitated, and organizationally supported. We routinely provide our employees with training opportunities to develop skills in leadership, safety, and technical acumen, which help strengthen our efforts to conduct business with high ethical standards. During 2025, many of our employees participated in leadership and talent development programs that included industry, safety and other specialized technical training. We measure employee engagement and satisfaction through periodic surveys, administered by an independent third-party vendor.
We are proud of our many outstanding employees who invest their time, talents, and financial resources in their communities. Our annual charitable giving program includes a monetary match of our employees’ personal contributions to qualified organizations and up to 12 hours per employee of Company-granted time to volunteer in the communities where we live and work.
We strive to provide competitive, performance-based compensation and benefits to our employees, including market-competitive pay, short-term and long-term incentive compensation plans, an employee stock purchase program, and various healthcare, retirement, and other benefit packages such as a hybrid work environment that is guided by each employee’s job function and responsibilities. Compensation for our executives and employees under our short-term incentive plan is determined based on individual performance and Company performance with respect to qualitative and quantitative metrics that include environmental, health, and safety measures. The Compensation Committee oversees our compensation programs and regularly reviews program design to incentivize achievement of our corporate strategy and the matters of importance to our stakeholders. Significant planning for succession of key personnel is performed each year, or more frequently as deemed necessary by management.
As of February 2, 2026, we had 1,241 full-time employees, including former Civitas employees who became SM Energy employees upon completion of the Merger on January 30, 2026. This headcount reflects the combined workforce immediately following the Merger and may change as the Company completes post-closing integration activities. None of our employees were subject to a collective bargaining agreement. We review our practices for any indication of discrimination and, at times, we retain a third party to conduct discrimination and pay equity testing. In 2025, no discriminatory practices were identified, and no evidence of discrimination or pay inequity was found. Additionally, we have established procedures and controls designed to support our objective of remaining, at all times, in material compliance with applicable federal, state, tribal and local laws and governmental regulations.
Board and Committee Meetings
Our Board met 12 times during 2025. Our non-management directors routinely meet in executive session immediately after regularly scheduled meetings of the Board, or as otherwise deemed necessary, and met five times during 2025. No director attended less than 90 percent of the meetings of the Board, and no director missed more than one Board meeting. Further, every director attended 100 percent of the meetings for the Audit, Compensation, and G&S committees for the time period during which such director served on each such committee. It is our policy that each director is expected to attend each annual meeting of stockholders, and each member of the Board at the time of our 2025 Annual Meeting of Stockholders attended the meeting. The following tables identify the members of each committee as of March 1, 2026, as well as the number of meetings held in 2025. Following the 2026 annual meeting, the Board anticipates making changes to the leadership and composition of the committees of the Board, although no formal Board action has been taken in connection with such matters as of the date of this Proxy Statement.

Committee Functions

AUDIT COMMITTEE
Members:	Roles and Responsibilities:
Ramiro G. Peru (Chair)
Morris R. Clark*
Carrie M. Fox*
Lloyd W. Helms, Jr.*
Rose M. Robeson
Ashwin Venkatraman

Meetings Held in 2025: 6

The Board has determined that all members of the Audit Committee are independent under the standards of independence established by SEC rules and regulations and the NYSE listing standards.

The Board has determined that all members of the Audit Committee are financially literate and an “audit committee financial expert” as defined by the SEC.

*Morris R. Clark, Carrie M. Fox, and Lloyd W. Helms, Jr. were appointed as directors and to the Audit Committee on January 30, 2026.

The Audit Committee assists our Board in fulfilling its responsibilities for oversight of our financial reporting and internal control processes.

Furthermore, the Audit Committee fulfills the following roles and responsibilities:
•sole responsibility for the engagement and discharge of our independent registered public accounting firm;
•reviews our quarterly and annual financial results;
•reviews the audit plan and the results of the audit with our independent auditors;
•reviews the independence of our auditors and approves the audit fees to be paid;
•assesses the scope and adequacy of our system of internal accounting controls; and
•reviews our financial risk management policies.

The Audit Committee also has oversight responsibility for our internal audit function, Financial Risk Management Committee, cybersecurity risk and business continuity functions, and any related party transactions.

Pursuant to the Audit Committee charter, members are prohibited from serving on more than three audit committees of public companies, and no Audit Committee member currently serves on more than three such committees.

For more information see the “Report of the Audit Committee” contained in this Proxy Statement.

COMPENSATION COMMITTEE
Members:	Roles and Responsibilities:
Howard A. Willard III* (Chair)
Barton R. Brookman
Rose M. Robeson
Wouter T. van Kempen*

Meetings Held in 2025: 8

The Board has determined that all members of the Compensation Committee are independent under the standards of independence established by SEC rules and regulations and the NYSE listing standards.

*Howard A. Willard III and Wouter T. van Kempen were appointed as directors and to the Compensation Committee on January 30, 2026.

The Compensation Committee’s primary function is to establish and administer our compensation policies and oversee the administration of our employee benefit plans.

Furthermore, the Compensation Committee also approves and/or recommends to the Board:
•the compensation arrangements for our CEO, other members of senior management and our directors;
•compensation plans in which our officers and directors are eligible to participate; and
•the granting of equity-based compensation or other benefits under compensation plans.

The Compensation Committee also has oversight responsibility for monitoring whether our compensation practices encourage any excessive risk-taking.

The “Compensation Discussion and Analysis” section of this Proxy Statement describes these responsibilities and the manner in which they are discharged.

GOVERNANCE AND SUSTAINABILITY COMMITTEE
Members:	Roles and Responsibilities:
Wouter T. van Kempen* (Chair)
Barton R. Brookman
Julio M. Quintana
Howard A. Willard III*

Meetings Held in 2025: 4

The Board has determined that all members of the Governance and Sustainability Committee are independent under the standards of independence established by SEC rules and regulations and the NYSE listing standards.

*Wouter T. van Kempen and Howard A. Willard, III were appointed as directors and to the G&S Committee on January 30, 2026.

The G&S Committee’s primary functions are to:
•recommend individuals to be elected to the Board;
•evaluate and plan for management succession;
•review the structure and composition of all committees of the Board;
•oversee all of the Company’s corporate governance functions, including the Board and committee self-evaluation process; and
•oversee the development and recommendation of G&S policies, programs and initiatives to the Board, including objective criteria for assessing the same.

Director Nominees: In identifying and recommending potential director nominees to the Board, the G&S Committee considers such factors as character, judgment, diversity, age, expertise, industry experience, length of service, independence, and other board commitments. Our Board and the G&S Committee believes that maintaining a balanced and diverse membership contributes to stronger board dynamics and culture.

Succession Planning: The G&S Committee is committed to ensuring that an effective process is in place to provide continuity of executive leadership into the future and oversees succession planning for the Company’s CEO and other executive officers.

Sustainability Oversight: The G&S Committee is charged with overseeing and assessing the effectiveness of the Company's sustainability initiatives and potential risks, as well as monitoring, responding to, and making recommendations to the Board regarding sustainability-related trends, emerging issues, and stockholder proposals.

Board and Committee Evaluations: Under the direction of the G&S Committee, our Board and each of its committees (other than the Executive Committee) annually evaluates its performance using a written questionnaire, which is subject to annual review for changes in best practices and relevance.

Risk Oversight
While our Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. Additionally, the Board has delegated oversight of certain risks to its committees with relevant subject matter expertise, as described below. We believe this division of responsibilities is the most effective approach for evaluating and addressing the risks we face, and that our current Board leadership structure, with Mr. Quintana serving as the Chairman of our Board and Ms. McDonald serving as our CEO, supports this approach by facilitating communication between management and our Board. We also believe that this design places our Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance.
We have an Enterprise Risk Management Committee (the “ERM Committee”) comprised of the following employees: (i) CEO; (ii) Executive Vice President and Chief Financial Officer; (iii) Executive Vice President and Chief Operating Officer; (iv) Executive Vice President – Chief Corporate Development Officer, General Counsel and Corporate Secretary; (v) Senior Vice President – Finance; (vi) Assistant Treasurer; (vii) Director – Cybersecurity, Risk and Business Continuity; and any other employees appointed from time to time by our CEO. The ERM Committee is governed by an Enterprise Risk Management Policy (the “ERM Policy”) that documents the Company’s overall risk management strategy. The ERM Committee meets quarterly to discuss and, as necessary, update the Company’s enterprise risk management processes and plan (the “ERM Plan”), utilizing the Committee of Sponsoring Organizations of the Treadway Commission’s Enterprise Risk Management framework, and incorporating information gathered during our business strategy sessions and interviews with officers. The ERM Committee, which met four times in 2025, identifies and ranks material risks based upon the projected likelihood and impact of occurrence, and develops risk monitoring and mitigation strategies for each identified risk. The ERM Committee keeps minutes of its meetings and regularly reports its activities to the Board. The Company’s Internal Audit Department reviews the ERM Plan annually and provides a written report to our Board addressing, among other matters, process consistency and effectiveness. Further, the ERM Committee annually reviews and discusses the ERM Plan, the ERM Policy, and top-ranked risks with our Board.
We have a Financial Risk Management Committee (the “FRMC”) comprised of the following employees: (i) CEO; (ii) Executive Vice President and Chief Financial Officer; (iii) Executive Vice President and Chief Operating Officer; (iv) Senior Vice President – Finance; (v) Vice President – Marketing; and such other employees appointed from time to time by our CEO. The FRMC meets at least quarterly, and more frequently as necessary, to discuss the Company’s current exposures to financial risks, including interest rates and commodity prices, along with corresponding risk mitigation strategies. Among other matters, the FRMC monitors and implements the Company’s hedging strategy and activities. The FRMC keeps minutes of its meetings and regularly reports its activities to the Audit Committee.
The Audit Committee provides significant assistance to our Board in the oversight of our financial risk management and internal control processes. The Audit Committee reviews and discusses with management our risk assessment and risk management guidelines and policies with respect to our significant financial risk exposures, and the steps management has taken to monitor, control, mitigate, and report those exposures. These reviews and discussions include review and approval of our commodity price hedging policy, interest rate risk management, and our insurance programs, as appropriate. In addition, our internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of our risk management processes and activities. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements.
The Audit Committee also receives a quarterly cybersecurity report and update from management, discusses any relevant issues related thereto, and generally oversees and contributes to our Board’s understanding of information technology and cybersecurity risks, among others that may be relevant at any given time. Upon the recommendation of the Audit Committee, the Company has taken a multi-layered approach to cybersecurity, employing a number of processes and technologies to help safeguard our systems and people. We believe we have built a resilient cybersecurity culture, with a focus on continuous training, risk identification, and awareness with respect to security threats and social engineering. We use modern software tools to protect user authentication and maintain systems to help identify, alert, and respond to abnormal activities. We work with industry experts to partner on activities such as maturity assessments, penetration testing, and incident response plans, including tabletop exercises, to strengthen our ability to quickly assess and respond to potential and actual threats. We continuously monitor the evolving threat landscape and take proactive measures to enhance our cybersecurity program to address developing risks.
The Compensation Committee and its compensation consultants annually review our compensation programs to help ensure that they do not encourage excessive risk-taking. The G&S Committee regularly reviews and oversees the Company’s initiatives regarding sustainability-related risks applicable to the Company and its stakeholders, including environmental, climate, health, safety, social and public policy matters. The Audit Committee, Compensation Committee, and G&S Committee report regularly to the Board on their respective risk management oversight activities.
Director Nominations and Qualifications
Our Corporate Governance Guidelines and the charter of the G&S Committee provide that the G&S Committee is responsible for identifying and recommending director nominees to our Board. The G&S Committee selects nominees based on a variety of factors, including the nominee’s character, judgment, expertise, industry experience, length of service, independence, and other board commitments. As set forth in the director qualification standards included in our Corporate Governance Guidelines and reflected in the discussion below, it is our objective that our Board collectively possess broad and relevant experience in high-level business policymaking and a commitment to represent the long-term interests of our stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity. In addition, our Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the G&S Committee, be prepared to offer his or her resignation from our Board. Upon tender of a resignation, the G&S Committee and our Board may review the continued appropriateness of Board membership under the circumstances. In accordance with our Corporate Governance Guidelines, each director has signed and delivered to our Board a resignation letter that is contingent upon (a) his or her failure to receive, in accordance with our By-Laws, the affirmative vote of the holders of a majority of the shares of capital stock present in person or by proxy in an election of directors at the 2026 Annual Meeting of Stockholders; and (b) acceptance of his or her resignation by our Board in accordance with the policies and procedures adopted by our Board for such purpose.
Under the framework of our Corporate Governance Guidelines, the G&S Committee evaluates each potential nominee individually and in the context of our Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to our long-term success and represent the interests of all of our stockholders and other stakeholders. In determining whether to recommend a director for reelection, the G&S Committee also considers the director’s past attendance at meetings and participation in and contributions to Board and committee activities. When seeking new director candidates, the G&S Committee routinely engages consultants and considers suggestions from incumbent directors, management, and our stockholders. The G&S Committee screens all potential candidates in the same manner regardless of the source of the recommendation.
The G&S Committee believes that our Board should reflect diversity in its broadest sense. In considering diversity, the G&S Committee considers our Board as a whole, without reference to specific representative directors, with the overall objective of having a group of directors that includes diverse viewpoints, experience, and tenure that can work in a collaborative and effective manner, and that can best contribute to our long-term success. The G&S Committee believes that current Board members and director nominees reflect our commitment to diversity and evaluated its effectiveness in this regard as part of the annual board and director evaluation process.
In addition to the considerations discussed above, our Board understands that director tenure and refreshment are important to our stockholders and should be regularly evaluated in establishing an effective and well-functioning Board. Pursuant to and in accordance with the Merger Agreement, on January 30, 2026, our Board added six new directors: Morris R. Clark, Carrie M. Fox, Lloyd W. Helms, Jr., Elizabeth A. McDonald, Wouter T. van Kempen and Howard A. Willard III, all of whom, with the exception of Ms. McDonald, previously served on Civitas’ board of directors. Details regarding our new directors’ backgrounds, skills and qualifications are provided below.
Additionally, our Corporate Governance Guidelines require the G&S Committee to discuss annually with any director who has reached the age of 72, his or her interest in continuing to serve as a director, and his or her contributions to our Board. With respect to each director who has reached the age of 72, following such discussion, the G&S Committee shall make a recommendation to our Board as to whether it is appropriate for such director to stand for reelection. Our Board determines annually, by a majority-plus-one vote, whether to nominate such person for reelection. Further, our Corporate Governance Guidelines provide that each independent director must retire in conjunction with the annual meeting of stockholders following his or her 75th birthday, unless our Board unanimously waives this requirement based on a determination that it is in the best interests of our stockholders for such person to be nominated for reelection.
In light of increased demands on public company directors and the desire for new and diverse independent director candidates in order to regularly refresh the Board as a whole, the G&S Committee understands the importance of a comprehensive director onboarding process. Under the direction of our Executive Vice President – Chief Corporate Development Officer, General Counsel and Corporate Secretary, with the oversight of, and in consultation with, the Chair of the G&S Committee, new directors receive wide-ranging exposure to the various aspects of our business and Company, as well as a detailed overview of the Company’s policies and governance practices. New director onboarding is tailored to the specific qualifications and experience of the applicable director in order to allow him or her to meaningfully contribute to the work of our Board from the beginning of such director’s term.
The G&S Committee will consider stockholder recommendations for candidates for our Board. All stockholder recommendations must comply with the notice requirements contained in Section 4 of our By-Laws. We will furnish a copy of our By-Laws, without charge, to any person who requests a copy of same. Requests for copies should be directed to our Corporate Secretary. For additional information about stockholder nominations, including nominations for the 2026 Annual Meeting of Stockholders, see “Stockholder Proposals for the 2026 Annual Meeting of Stockholders.” No stockholder director nominations were received in connection with the 2026 Annual Meeting.
Welcoming our New Directors
On January 30, 2026, upon closing of the Merger, we welcomed Morris R. Clark, Carrie M. Fox, Lloyd W. Helms, Jr., Elizabeth A. McDonald, Wouter T. van Kempen and Howard A. Willard III to our Board. Each of these new directors brings a unique set of experiences and skills that we believe will greatly enhance the overall engagement and value to our Board for the benefit of our stockholders.
The Company thanks Carla J. Bailo, Anita M. Powers, William D. Sullivan and Herbert S. Vogel for their many years of service, expertise and guidance.
Communications with Our Board
Our Board welcomes questions or comments about our Company. Interested parties may contact our Board as a whole, only the non-management directors, or any one or more specified individual directors, by sending a letter to the intended recipients’ attention in care of SM Energy Company, Attn: Corporate Secretary, 1700 Lincoln St., Suite 3200, Denver, CO 80203. All stockholder and other stakeholder communications will be provided to the named addressee or, if none named, to the Chair of the G&S Committee, who will facilitate the review of such communications. For additional information, see “Stockholder Engagement” and “Corporate Responsibility and our Commitment to Sustainability” above.

PROPOSAL 1—ELECTION OF DIRECTORS
Our Board of Directors is unclassified, and directors serve one-year terms until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal. Based on the recommendations of the G&S Committee, our Board has nominated the following individuals for election as directors at the Annual Meeting:

Barton R. Brookman	Lloyd W. Helms, Jr.	Julio M. Quintana	Ashwin Venkatraman
Morris R. Clark	Elizabeth A. McDonald	Rose M. Robeson	Howard A. Willard III
Carrie M. Fox	Ramiro G. Peru	Wouter T. van Kempen
Each nominee is currently a director and all nominees, with the exception of Morris R. Clark, Carrie M. Fox, Lloyd W. Helms, Jr., Elizabeth A. McDonald, Wouter T. van Kempen and Howard A. Willard, III, all of whom joined the Board in connection with the closing of the Merger, were previously elected to our Board by our stockholders at our 2025 annual meeting. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. Although our Board does not contemplate that any of the nominees will be unable to serve, if a nominee becomes unable to serve prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by our Board.

☑	Our Board recommends voting “FOR” the election of each nominee listed above.

Director Nominee Core Competencies and Composition Highlights
    As discussed above, the G&S Committee utilizes the framework of our Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience. The overall objective is to identify a group of directors who can best collectively contribute to our long-term success. All nominees discussed below are seasoned leaders who bring to our Board a vast array of oil and gas industry, public and private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in our Corporate Governance Guidelines. In addition, the nominees, whose experiences cover various aspects of the energy and related industries, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our Company, and have a demonstrated ability to work collaboratively with open and candid discussion.
Set forth below for each director nominee is a summary of such director’s specific qualifications, experiences, attributes, and skills.

SM ENERGY	Brookman	Clark	Fox	Helms	McDonald	Peru	Quintana	Robeson	van Kempen	Venkatraman	Willard
Qualifications											
Senior Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company CEO or Board Chair (current or former)	✓				✓	✓	✓	✓	✓		✓
Other Public Board Member (current or former)	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
E&P Industry Executive Experience	✓	✓	✓	✓	✓		✓	✓	✓		
Operations Management	✓		✓	✓	✓		✓		✓	✓	✓
Geology and Exploration	✓			✓	✓					✓	
Finance, Capital Management and Accounting	✓	✓			✓	✓		✓	✓		✓
Strategic Planning and Project Management	✓				✓			✓	✓		✓
Enterprise Risk Management and Hedging	✓	✓			✓	✓	✓	✓	✓		✓
Cybersecurity						✓	✓	✓		✓	
Data Analytics and Technology					✓	✓	✓	✓		✓	
Sustainability and EHS	✓				✓		✓	✓	✓		✓
Corporate Governance	✓	✓	✓		✓	✓	✓	✓	✓		✓
Executive Compensation and Human Resources	✓				✓	✓	✓	✓	✓		✓
Demographics											
Age	63	58	42	68	47	70	66	65	56	45	62
Tenure (as of December 31, 2025)	2	0	0	0	0	12	20	12	0	2	0
Gender/Ethnic Diversity		✓	✓		✓	✓	✓	✓		✓	
Independence	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓

We believe that each of our director nominees possesses knowledge and experience applicable to the topics set forth above. The marks above are intended to designate areas in which each director nominee has particularly prominent qualifications, characteristics, skills, or experience that they bring to the Board, and the lack of a mark is not intended to suggest such nominee is devoid of experience in such area.
The skills and experiences set forth above, combined with the biographical and other information set forth below regarding each nominee’s principal occupation, business experience and public company directorships, led the G&S Committee and our Board to conclude that these individuals should continue to serve as our directors at this time in light of our business, structure, long-term strategy, and the overall energy industry environment. There are no family relationships between any of our directors and any executive officer. The information presented below is as of April 1, 2026.
Director Nominees

Business Experience
•President and Chief Executive Officer of PDC Energy, Inc. (2015 - 2023), an independent exploration and production company acquired by Chevron Corporation in 2023
•Joined PDC Energy, Inc. in 2005 as Senior Vice President - Exploration and Production and served in various roles of increasing responsibility, including President and Chief Operating Officer (2014) and Executive Vice President and Chief Operating Officer (2013)
•Started his career in 1985 with Ladd Petroleum; joined Snyder Oil (predecessor to Patina Oil and Gas) as a Petroleum Engineer in 1988 and served in various roles of increasing responsibility ending his service as Senior Vice President of Operations in 2005

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience, Public Company CEO, Enterprise Risk Management and Hedging Experience, Exploration and Production Industry Experience and Operations Management Expertise gained during his more than 40 years in the energy industry holding roles in various aspects of oil and gas exploration and production, including President and CEO of PDC Energy, where he developed strong experience in upstream operations and a deep understanding of drilling and asset management technologies
•Corporate Governance Experience and Executive Compensation and Human Resources obtained during his service as President and CEO of PDC Energy
•Finance and Capital Management Expertise

Education
• BS, Petroleum Engineering, Colorado School of Mines
• MS, Finance, University of Colorado

Other Public Company Boards
• None

Barton R. Brookman
Director since February 2024
Member, Compensation and G&S Committees
Number of other public company boards: None
Age: 63

Business Experience
•Vice President and Treasurer of Marathon Oil Corporation (2014 - 2019), an independent exploration and production company acquired by ConocoPhillips in 2024
•Assistant Treasurer of Marathon Oil Corporation (2007 - 2014)
•Prior to leadership roles in treasury, served as Senior Tax Counsel at Enron North America
•Tax Attorney at Bracewell & Patterson
•Senior Accountant with Touche Ross & Company

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience, Exploration and Production Industry Experience, and Enterprise Risk Management and Hedging Expertise gained during his more than three decades of energy industry experience spanning finance, tax, accounting and corporate governance.
•Corporate Governance Experience obtained through his service on other public company boards
•Finance and Capital Management and Accounting Expertise

Education
•BS, Accounting, Southern University
•Juris Doctor, Tulane Law School
•Master of Laws, New York University School of Law

Other Public Company Boards
•Sitio Royalties Corp. (NYSE: STR) (2022 - 2025), an oil and gas mineral and royalty company
•Civitas Resources, Inc. (NYSE: CIVI) (2021 - 2026), an independent oil and gas producer
•Extraction Oil & Gas, Inc. (NYSE: XOG) (Jan. 2021 - Oct. 2021), an independent oil and gas producer

Morris R. Clark
Director since January 2026
Member, Audit Committee
Number of other public company boards: None
Age: 58

Business Experience
•President and Chief Executive Officer of Driltek Inc. (2020 - present), a privately held global onshore and offshore upstream operations and decommissioning company
•Founder of Cygnet Resources, a real property investment company
•Prior to Driltek, served as Vice President of Business Development for California Resources Corporation (2014 - 2020), and independent energy and carbon management company
•Started career in a variety of leadership and technical roles at Occidental Petroleum, including Reservoir Management Team Leader (2012 - 2014), Manager of California State Government Affairs (2010 - 2012), and Reservoir and Production Engineer (2006 - 2010)

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience, Exploration and Production Industry Experience, and Operations Management gained as President and CEO of leading offshore upstream operations and decommissioning company
•Corporate Governance Experience

Education
•BS, Engineering, California Polytechnic State University

Other Public Company Boards
•Civitas Resources, Inc. (NYSE: CIVI) (2021 - 2026), an independent oil and gas producer

Carrie M. Fox
Director since January 2026
Member, Audit Committee
Number of other public company boards: None
Age: 42

Business Experience
•President of EOG Resources, Inc. (2021 - 2024), an independent exploration and production company
•Joined EOG Resources, Inc. in 1981 and served in roles of increasing responsibility including Vice President, Engineering and Acquisitions (2006 - 2008), Vice President and General Manager of Calgary, Alberta office (2008 - 2012), Executive Vice President, Operations (2012 - 2013), Executive Vice President, Exploration and Production (2013 - 2017), and Chief Operating Officer (2017 - 2023)

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience, Exploration and Production Industry Experience, Geology and Exploration and Operations Management gained during his more than 40 years of oil and gas industry experience, including more than 15 years in executive leadership roles at EOG Resources, Inc.
•Enterprise Risk Management and Hedging Experience
•Corporate Governance Experience

Education
•BS, Petroleum Engineering, Texas Tech University

Other Public Company Boards
•Civitas Resources, Inc. (NYSE: CIVI) (2025 - 2026), an independent oil and gas producer

Lloyd W. Helms, Jr.
Director since January 2026
Member, Audit Committee
Number of other public company boards: None
Age: 68

Business Experience
•President (Sept. 2025) and Chief Executive Officer (Jan. 2026) of SM Energy Company
•Joined SM Energy as Executive Vice President and Chief Operating Officer (Sept. 2024)
•Prior to joining SM Energy, served as Executive Vice President - Strategic Planning, Field Development and Marketing (June 2023 - June 2024) and Senior Vice President (January 2021 - June 2023) for Pioneer Natural Resources Company, an independent exploration and production company
•Worked in roles of increasing responsibility at Pioneer (2005 - 2024), holding leadership positions focusing on both Permian Basin and South Texas
•Prior to joining Pioneer, held various engineering roles at Hess Corporation and Total E&P USA

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience, Public Company CEO, Exploration and Production Industry Experience, Geology and Exploration and Operations Management gained during her more than 24 years of oil and gas industry experience
•Finance, Capital Management and Accounting
•Strategic Planning and Project Management and Enterprise Risk Management and Hedging Experience
•Corporate Governance Experience and Executive Compensation and Human Resources

Education
•BS, Petroleum Engineering, Texas A&M University

Other Public Company Boards
•None

Elizabeth A. McDonald
Director since January 2026
Member, Executive Committee
Number of other public company boards: None
Age: 47

Business Experience
•Spent nearly 28 years at Phelps Dodge Corporation, a North American mining company, holding various finance and accounting positions of increasing responsibility, including Executive Vice President and Chief Financial Officer (2004 - 2007) and Senior Vice President and Chief Financial Officer (1999 - 2004)

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience, Enterprise Risk Management and Hedging Experience, and Finance, Capital Management and Accounting Expertise acquired while serving in senior leadership positions with responsibility for the oversight of all financial operations including during his almost decade as CFO at Phelps Dodge and his public company audit committee experience
•Corporate Governance Experience obtained through his board service with Elevance Health and UNS Energy Corporation
•Cybersecurity, Data Analytics and Technology

Education
•BS, University of Arizona

Other Public Company Boards
•Elevance Health Inc., fka Anthem, Inc. (NYSE: ELV) (2004 – present), a provider of health plans and other healthcare related solutions
•UNS Energy Corporation (2007 - April 2025), a provider of natural gas and electric service in Arizona and a subsidiary of Fortis, Inc (NYSE: FTS)

Ramiro G. Peru
Director since 2014
Member, Audit (Chair) and Executive Committees
Number of other public company boards: One
Age: 70

Business Experience
•President and Chief Executive Officer (2005 – 2015), Executive Vice President and Chief Operating Officer (2004 – 2005), Tesco Corporation (NASDAQ: TESO), an oilfield services company
•Held various executive roles, including Vice President Integrated Project Management and Vice President of Marketing for the Americas Schlumberger Corporation (1999 – 2004), a global technology company driving energy innovation now operating as SLB
•Spent nearly 20 years in various operational and managerial roles at Unocal Corporation, an integrated E&P company

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience, Enterprise Risk Management and Hedging Experience, Exploration and Production Industry Experience and Operations Management Expertise gained during his more than 41 years holding roles in various aspects of the oil and gas exploration and production industry, including President and Chief Executive Officer and Executive Vice President and Chief Operating Officer of Tesco Corporation and Vice President of Integrated Project Management of Schlumberger, where he developed strong experience in upstream operations and a deep understanding of drilling and asset management technologies
•Executive Compensation and Human Resources Management Expertise and Experience acquired during his participation in compensation, benefits and related decisions in senior executive, public company roles
•Corporate Governance Experience obtained during his service on other public company boards
•Cybersecurity, Data Analytics and Technology

Education
•BS, Mechanical Engineering, The University of Southern California

Other Public Company Boards
•Calumet Inc. (NYSE: CLMT) (2025 - present), manufacturer of lubricating oils, solvents, waxes, packaged and synthetic specialty products, fuels and fuel-related products
•Newmont Mining Company (NYSE: NEM) (2015 – present), the world’s leading gold company and a producer of copper, silver, zinc and lead
•California Resources Corporation (NYSE: CRC) (2020 – 2024), a leading producer of oil and natural gas focused exclusively on California
•Basic Energy Services (NYSE: BAS) (2016 – 2021), provider of well site services to oil and gas companies

Julio M. Quintana
Director since 2006
Chairman of the Board Member, G&S and Executive Committees
Number of other public company boards: Two
Age: 66

Business Experience
•Senior Vice President and Chief Financial Officer (2012 – 2014), DCP Midstream GP LLC, the general partner of DCP Midstream, LP (formerly DCP Midstream Partners, LP), a Fortune 500 midstream natural gas company
•Group Vice President and Chief Financial Officer (2002 – 2012), Vice President and Treasurer (2000 – 2002), DCP Midstream LLC
•Vice President & Treasurer (1996 – 2000), Kinder Morgan, Inc. (formerly KN Energy, Inc.), one of the largest energy infrastructure companies in North America

Key Attributes, Experience and Skills
•Exploration and Production Industry Experience gained during her more than 35 years in various aspects of the oil and gas industry, including exploration and production, midstream, refining, and marketing
•Senior Executive Leadership Experience, Enterprise Risk Management and Hedging Experience, and Finance, Capital Management and Accounting Expertise acquired while serving in senior leadership positions with responsibility for the oversight of all financial operations including her more than a decade as CFO at DCP Midstream
•Corporate Governance Experience obtained through her service on other public company boards
•Cybersecurity, Data Analytics and Technology

Education
•BS, Accounting, Northwest Missouri State University

Other Public Company Boards
•NPK International Inc. (NYSE: NPKI; formerly Newpark Resources, Inc.) (2018 – present), a leading provider of site access solutions for critical infrastructure markets
•The Williams Companies, Inc. (NYSE: WMB) (2020 – present), an owner and operator of energy infrastructure delivering natural gas
•Antero Midstream Corporation (NYSE: AM) (2019 – 2022), an Appalachian Basin midstream company

Rose M. Robeson
Director since 2014
Member, Audit and Compensation Committees
Number of other public company boards: Two
Age: 65

Business Experience
•Interim Chief Executive Officer of Civitas Resources, Inc. (2025 - 2026), an independent exploration and production company
•Chairman, President and Chief Executive Officer (2013 - 2022) of DCP Midstream, LLC, a Fortune 500 midstream natural gas company
•Senior leadership roles at DCP Midstream GP, LLC, the general partner of DCP Midstream, LP (formerly DCP Midstream Partners, LP), including Chief Executive Officer (2013 - 2022), President (2016 - 2022), Chief Operating Officer (2012 - 2013), President, Gathering and Processing (2012); and President, Midcontinent Business Unit and Chief Development Officer (2010 - 2011)
•Vice President of Mergers & Acquisitions (2003 - 2006) for Duke Energy and President (2006 - 2010) of Duke Energy Generation Services
•Earlier in his career, held positions of increasing responsibility at General Electric, ultimately serving as staff executive for corporate mergers and acquisitions

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience, Public Company CEO and Board Chair Expertise, Exploration and Production Industry Experience and Operations Management gained during his more than 25 years of oil and gas industry experience, including his experience as CEO of DCP Midstream, LLC and Civitas Resources, Inc.
•Corporate Governance Expertise and Executive Compensation and Human Resources Experience obtained through his service on other public company boards
•Finance, Capital Management and Accounting and Strategic Planning and Project Management
•Enterprise Risk Management and Hedging Experience
•Sustainability and EHS Experience

Education
•Masters, Business Economics, Erasmus University Rotterdam in The Netherlands

Other Public Company Boards
•Civitas Resources, Inc. (NYSE: CIVI) (2025 - 2026), an independent oil and gas producer
•DCP Midstream GP, LLC (2014 - 2022), the general partner of DCP Midstream, LP (formerly DCP Midstream Partners, LP
•DCP Midstream, LLC (NYSE: DCP) (2013 - 2022), a Fortune 500 midstream natural gas company

Wouter T. van Kempen
Director since January 2026
Member, G&S (Chair) and Compensation Committees
Number of other public company boards: None
Age: 56

Business Experience
•President and Chief Executive Officer of Resermine, Inc., a leader in subsurface artificial intelligence and machine learning solutions with a focus on enhancing oil recovery, which he founded in 2017
•Associate Professor of Petroleum and Geological Engineering (Jan. 2019 - Dec. 2020) at the University of Oklahoma
•From 2015 to 2017, held academic appointments as a Postdoctoral Fellow in The Institute of Computational & Engineering Sciences at The University of Texas at Austin, and as a Postdoctoral Research Associate at Princeton University
•Held various positions of increasing responsibility at Shell International Exploration and Production Inc. (2004 - 2015), including Senior Reservoir Engineer; Research Reservoir Engineer; Concept Engineer; and Operations Engineer, Panna-Mukta Field

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience and Operations Management Expertise acquired while serving as Chief Executive Officer of Resermine, Inc.
•Geology & Exploration Experience gained during his 20+ years in the oil and gas industry, with specific expertise in subsurface recovery solutions
•Cybersecurity, Data Analytics and Technology Expertise focused on innovative solutions applicable to the upstream oil and gas industry

Education
• BS and MS, Technology and Chemical Engineering, Indian Institute of Technology, Bombay, India
• Ph.D, Engineering, The University of Texas at Austin

Other Public Company Boards
• None

Ashwin Venkatraman
Director since November 2024
Member, Audit Committee
Number of other public company boards: None
Age: 45

Business Experience
•Chairman and Chief Executive Officer of Altria Group, Inc. (2018 - 2020), which holds diversified positions across the tobacco and cannabis industries
•Joined Altria in 1992 as Assistant Controller and served in roles of increasing responsibility including Executive Vice President and Chief Financial Officer (2011 - 2015) and Executive Vice President and Chief Operating Officer (2015 - 2018)
•Started career at Salomon Brothers and Bain & Company

Key Attributes, Experience and Skills
•Senior Executive Leadership Experience and Operations Management gained during his more than 30 years in executive management
•Enterprise Risk Management and Hedging Experience
•Corporate Governance Experience

Education
•Bachelor of Arts, Colgate University
•Masters, Business Administration, University of Chicago

Other Public Company Boards
•Civitas Resources, Inc. (2021 - 2026), an independent oil and natural gas producer

Howard A. Willard III
Director since January 2026
Member, Compensation (Chair) and G&S Committees
Number of other public company boards: None
Age: 62

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages (as of April 1, 2026) and positions of SM Energy’s executive officers:

Name	Age	Position
Elizabeth A. McDonald	47	President, Chief Executive Officer and Director
A. Wade Pursell	61	Executive Vice President and Chief Financial Officer
Blake D. McKenna	39	Executive Vice President and Chief Operating Officer
James B. Lebeck	45	Executive Vice President - Chief Corporate Development Officer, General Counsel and Corporate Secretary
Elizabeth A. McDonald. Ms. McDonald joined SM Energy as Executive Vice President and Chief Operating Officer in September 2024. In September 2025, Ms. McDonald was appointed President of SM Energy. In January 2026, Ms. McDonald was appointed to President and Chief Executive Officer and to the Board of Directors. Ms. McDonald has more than 24 years of experience in the oil and gas industry. Prior to joining SM Energy, Ms. McDonald most recently served as Executive Vice President – Strategic Planning, Field Development and Marketing from June 2023 to June 2024, and Senior Vice President from January 2021 to June 2023, for Pioneer Natural Resources Company, an independent oil and gas producer. For approximately the last twenty years, Ms. McDonald worked in roles of increasing responsibility at Pioneer, holding leadership positions focusing on both the Permian Basin and South Texas. Prior to joining Pioneer, Ms. McDonald held various engineering roles at Hess Corporation and Total E&P USA. Ms. McDonald currently serves as an Industry Board Member for the Harold Vance Department of Petroleum Engineering at Texas A&M University and is a member of Advancing Women Executives in Energy.
A. Wade Pursell. Mr. Pursell joined SM Energy as Executive Vice President and Chief Financial Officer in September 2008. Mr. Pursell has more than 38 years of experience in the oil and gas industry. Prior to joining SM Energy, Mr. Pursell was with Helix Energy Solutions Group, Inc. (NYSE: HLX). While at Helix, Mr. Pursell served in several roles including Executive Vice President and Chief Financial Officer, Vice President and Chief Financial Officer, and Vice President-Finance and Chief Accounting Officer. Mr. Pursell was with Arthur Andersen LLP, from 1988 through 1997, where he served in roles of increasing responsibility, culminating as an Experienced Manager specializing in the offshore services industry. Mr. Pursell currently serves on the Board of Directors of Junior Achievement – Rocky Mountain.
Blake D. McKenna. Mr. McKenna was appointed Executive Vice President and Chief Operating Officer in January 2026. He joined SM Energy as Senior Vice President - Strategic Planning and Corporate Reserves in April 2025 and was subsequently appointed Senior Vice President - Texas in May 2025. Mr. McKenna previously co-founded and served as President and Chief Operating Officer at XCL Resources from April 2018 to April 2025. Mr. McKenna has more than 19 years of experience in the energy industry. Prior to XCL Resources, Mr. McKenna was with Vitesse Energy and EOG Resources, serving in several roles of increasing responsibility including production engineering, completion engineering and reservoir engineering in conventional and unconventional fields across many different basins.
James B. Lebeck. Mr. Lebeck was appointed Executive Vice President - Chief Corporate Development Officer, General Counsel and Corporate Secretary in January 2026, having previously served as Executive Vice President - Corporate Development and General Counsel since September 2024, and Executive Vice President and General Counsel since February 2024. Mr. Lebeck rejoined SM Energy as Senior Vice President and General Counsel in January 2023. Mr. Lebeck has more than 18 years of experience in the energy industry. Prior to rejoining SM Energy, Mr. Lebeck was Vice President and Chief Legal Officer of Encino Energy from 2018 to 2023. From 2011 until 2018, Mr. Lebeck served in roles of increasing responsibility at SM Energy, ultimately serving as Deputy General Counsel. Prior to 2011, he practiced law at Davis Graham & Stubbs LLP in Denver and Vinson &

Elkins LLP in Houston and clerked for the U.S. Court of Appeals for the Tenth Circuit in Denver. Mr. Lebeck currently serves on the Coordinating Committee of the American Exploration and Production Council (AXPC).
No familial relationships exist between any executive officer and any director, any other executive officer, or any person nominated to become such. No executive officer has been involved in any legal proceeding that occurred within the last ten years and that is material to an evaluation of their ability or integrity as an executive officer.

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis (“CD&A”) describes the key objectives, elements and rationale for each component of the executive compensation program for the following individuals, whom we collectively refer to in this CD&A as our “NEOs” or “Named Executive Officers.”

2025 Named Executive Officers
Elizabeth A. McDonald(1)	President, Chief Executive Officer and Director
A. Wade Pursell	Executive Vice President and Chief Financial Officer
James B. Lebeck	Executive Vice President - Chief Corporate Development Officer, General Counsel and Corporate Secretary
Herbert S. Vogel(1)	Former President, Chief Executive Officer and Director
Kenneth J. Knott(2)	Advisor; Former Senior Vice President - Business Development and Land

___________________________________
(1)    In September 2025, Ms. McDonald was appointed President and Chief Operating Officer, and in January 2026, upon closing of the Merger, Ms. McDonald was appointed President and Chief Executive Officer and to the Board of Directors. Mr. Vogel’s employment as Chief Executive Officer terminated in advance of his otherwise planned retirement in a manner that qualified for severance benefits under the Company’s change of control executive severance agreements. Please see the “CEO and Officer Transitions” section of this CD&A for additional information.
(2)    In January 2026, in connection with the Merger, Mr. Knott concluded his service as Senior Vice President - Business Development and Land and his employment is expected to terminate in 2026 in a manner that qualifies for severance benefits under the Company’s change of control executive severance agreements. Please see the “CEO and Officer Transitions” section of this Proxy Statement for additional information. Mr. Knott continues to serve as a non-executive advisor to the Company supporting transition and integration matters related to the Merger.
This CD&A is divided into the following sections:

Section 1	—	Aligning Strategy with Stockholder Value Creation: Our Compensation Philosophy and Objectives
Section 2	—	2025 Business Highlights and Capital Return Program
Section 3	—	Competitive Positioning: Selection and Purpose of Our Comparative Peer Group
Section 4	—	Primary Elements of 2025 Compensation and Executive Compensation Results
Section 5	—	Compensation Determination Process
Section 6	—	Other Compensation Matters
Section 7	—	CEO and Officer Transitions

SECTION 1—Aligning Strategy with Stockholder Value Creation: Our Compensation Philosophy and Objectives

Executive Compensation Philosophy and Stockholder-Focused Objectives

We designed our executive compensation program to incentivize long-term value creation by linking pay to a balanced mix of financial, operational, and sustainability-based metrics over time. Our Compensation Committee regularly evaluates and, as appropriate, modifies our program to align executive pay with Company performance and our stockholders’ experience throughout industry cycles. The philosophy and objectives of our executive compensation program include:

•linking compensation and performance incentives to our short-term and long-term financial and operational objectives, focusing our executives on Company performance over varying time periods;
•heavily weighting total target compensation toward variable and performance-based program elements;
•maintaining rigor in goal setting, measurement, review and accountability;
•providing competitive total compensation opportunities that allow us to attract, retain, compensate, and motivate talented leaders;
•discouraging excessive or imprudent risk-taking;

•utilizing sustainability-focused metrics to prioritize responsible deployment of capital for the long-term benefit of all stakeholders while maintaining standards consistent with evolving best practices; and
•incorporating TSR and adjusted free cash flow generation into our incentive programs in order to align with our stockholders’ priorities.

Compensation Best Practices and Corporate Governance Highlights

Our leadership and culture encourage long-term stockholder value creation through the implementation of best practices in compensation and corporate governance matters. We evaluate performance using both quantitative and qualitative factors, and our stockholder engagements serve an important role in our efforts to maintain executive compensation practices that meet or exceed the expectations of our Board and our stockholders. Some best practices of our executive compensation program are set forth in the table below:

WHAT WE DO:
✓
Pay-for-Performance: A significant majority of our executive pay is variable and linked to meeting our short-term and long-term financial, operational, and sustainability-based goals, aligning incentives with long-term stockholder value creation.
✓
Equity Ownership Requirements: We require executive officers and directors to maintain meaningful ownership of our stock so that their interests are appropriately aligned with the long-term financial interests of our stockholders.

✓
Performance-Weighted Compensation: A significant portion of executive compensation is in the form of performance-based awards, with 60 percent of Mr. Vogel’s 2025 target LTIP value delivered in performance-based awards and 88 percent of his total target direct compensation variable and tied to performance.
✓
Clawback Policy: We maintain a clawback policy applicable to our executive officers that requires the repayment of certain incentive-based compensation following an accounting restatement resulting from material noncompliance with financial reporting requirements, and that otherwise conforms to SEC rules and NYSE listing standards.

✓
Compensation Risk Assessment: The Compensation Committee annually reviews an analysis of our incentive compensation plans prepared by its independent compensation consultant to help ensure that they are designed appropriately and do not encourage excessive risk taking, while considering market changes and peer group comparisons.
✓
Sustainability-Based Incentives: Quantitative and qualitative sustainability metrics, including measures related to safety performance and spill performance are incorporated into our short-term incentive plan.

✓	Target the Median: We generally target pay opportunities for our executives at the market median, while also taking into consideration individual performance and experience.	✓	Caps on Incentive Awards: Performance-based equity awards are capped at target payout if absolute TSR is negative for the performance period.

✓	Independent Compensation Consultant: The Compensation Committee retains an independent compensation consultant.	✓	Peer Group: The Compensation Committee selects a comparative peer group to support our goal of providing executive compensation that is competitive in our market.

WHAT WE DO NOT DO:
✗	No Excise Tax Gross-ups: We do not provide golden parachute excise tax payments or gross-ups.	✗
No Hedging/Pledging: We do not permit officers, employees, or directors to enter into transactions that hedge the value of our securities owned by them, hold our securities in margin accounts, pledge our securities to secure indebtedness, or buy or sell options or derivatives with respect to our securities.

✗	Limited Severance: We typically do not provide severance benefits in the event of termination without cause, unless it is related to a change of control.

✗	No Single-Trigger Change of Control Severance: We do not provide “single-trigger” cash severance or equity vesting acceleration upon a change of control.	✗	No Excess Perquisites: Executive perquisites are minimal and comprise a very small portion of the executive compensation package.

✗	No Dividends Paid on Unvested Equity: We do not pay dividends or dividend equivalents on equity awards unless and until they vest.	✗	No Unlimited Cash Bonuses: Annual cash incentive awards are capped regardless of performance against our short-term metrics.

✗	No Guaranteed Base Salary Increases: Base salary levels are reviewed annually and periodically adjusted based on market conditions, competitiveness, and internal considerations.	✗	No Employment Contracts: The employment of our executives is “at will,” and there are no written employment agreements with any executive officers.

SECTION 2—2025 Business Highlights and Capital Return Program
In 2025, we executed our core strategic objectives by achieving record operating cash flow, Adjusted EBITDAX and production; reducing net debt; returning capital to our stockholders; and expanding our top-tier inventory through the successful integration of the Uinta Basin asset and signing of the Merger Agreement with Civitas, which closed in January 2026.
_________________________________
(1)    Adjusted EBITDAX represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Net debt is calculated as the total principal amount of outstanding senior unsecured notes plus amounts drawn on the revolving credit facility less cash and cash equivalents.
(2)    Total capital returned to stockholders includes $92 million in dividends and $12 million of shares repurchased.

(3)	SEC Pricing	2020	2021	2022	2023	2024	2025
	Oil ($/Bbl)	$39.57	$66.56	$93.67	$78.22	$75.48	$65.34
	Gas ($/MMBtu)	$1.99	$3.60	$6.36	$2.64	$2.13	$3.39
	NGLs ($/Bbl)	$17.64	$36.60	$42.52	$27.72	$28.29	$27.45

Beginning in September 2022, our Board approved our Stock Repurchase Program that authorized the repurchase of up to $500 million in aggregate value of our common stock, and in June 2024, our Board reauthorized and extended the program through 2027. During 2025, we returned $104 million of capital to our stockholders through our Capital Return Program. From implementation of the Capital Return Program through year-end 2025, we have repurchased approximately 10.5 million shares and paid approximately $267 million in dividends, bringing our total return of capital to our stockholders to approximately $648 million during that period. In February of 2026, we announced an increase in our fixed dividend policy of 10 percent to $0.88 per share per annum (paid quarterly), representing an expected dividend yield of approximately three percent as of the date of this Proxy Statement. Additionally, we expect to allocate approximately 20 percent of our quarterly 2026 free cash flow (after payment of dividends) to share repurchases, which allocation is expected to increase as leverage and absolute debt levels decline. We believe that our Capital Return Program, which we intend to continue funding with cash flows from operations, will be sustainable and will create long-term value for our stockholders.

SECTION 3—Competitive Positioning: Selection and Purpose of Our Comparative Peer Group
Comparative Peer Group
The establishment of an appropriate peer group is crucial to the design of our executive compensation program. This supports our goal of providing total compensation opportunities to our executive officers that are competitive in our market, considering factors such as business competition, investment dollars, and executive talent. The Compensation Committee selected our peer companies based on (i) industry, including companies in the exploration and production sector of the energy industry; (ii) organization size, with financial characteristics such as revenue, market capitalization, and enterprise value similar to those of the Company; and (iii) market competition, comprising companies that compete with us for executive talent and investors. The Compensation Committee, aided by analysis from the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), assesses the composition of the peer group annually so that it continues to remain appropriate, reflecting changes in business profile and relative size. In March 2025, the Compensation Committee approved the peer group used for 2025 compensation comparisons, which included the following companies:

2025 Peer Group
Antero Resources Corporation	Gulfport Energy Corporation	Ovintiv Inc.
California Resources Corporation	Kosmos Energy Ltd.	Permian Resources Corporation
Chord Energy Corporation	Magnolia Oil & Gas Corporation	Range Resources Corporation
Civitas Resources, Inc.	Matador Resources Company	Talos Energy Inc.
CNX Resources Corporation	Murphy Oil Corporation	Vital Energy, Inc.
Comstock Resources, Inc.	Northern Oil & Gas, Inc.
Marathon Oil Corporation was removed from the Company’s 2025 peer group following its acquisition by ConocoPhillips.
SECTION 4—Primary Elements of 2025 Compensation and Executive Compensation Results
The table below sets forth the primary elements of our executive compensation design:

	Compensation Element	Duration	Description	Purpose
FIXED	Base Salary (cash)	Short-term (annual)	Fixed compensation based on position, experience, and expertise; generally targeted at median of peer group.	Attract and retain qualified employees; provide a level of fixed pay based on skills, competencies, experience, and individual performance.
AT-RISK	Annual Cash Bonus	Short-term (annual)	Annual cash incentive opportunity dependent upon individual and corporate performance against key financial, operational, and sustainability-based metrics.
Drive superior annual performance; incentivize achievement of financial, operational, and sustainability-based goals aligned with the Company’s annual business plan; requires a threshold level of performance to receive any payout. Aligns payout with stockholder outcomes through modifiers that increase/decrease payout based absolute TSR and adjusted free cash flow generation.

	Restricted Stock Units	Long-term (3-year)	Time-based restricted equity that vests ratably over a three-year period, generally subject to continued employment.	Promotes retention and stock ownership; incentivizes long-term sustainable value creation through stock price performance.
	Performance Share Units	Long-term (3-year)	Performance-based equity award based on absolute TSR and relative TSR over a three-year period; generally subject to continued employment.	Incentivizes long-term sustainable value creation that is aligned with our strategic plan; requires a threshold level of performance to receive any payout.

2025 Incentive Plan Results
The graphic below illustrates the relationship between our STIP and LTIP performance metrics and our incentive plan results.

HOW WE MEASURE PERFORMANCE	2025 PERFORMANCE RESULTS		PAYOUT RESULTS

2025 STIP METRICS(1)	2025 STIP PERFORMANCE		2025 STIP PAYOUT RESULTS
QUANTITATIVE METRICS	METRIC WEIGHTING	RESULTS(2)
EBITDAX (Cash Flow)	25%	4% below target	STIP MULTIPLIER
		0.87 multiplier(3)
Proved Developed Reserve Additions	20%	6% below target	0.93x
		0.80 multiplier(3)
Finding & Development Costs	15%	5% below target	2025 LTIP PAYOUT RESULTS
		0.83 multiplier	PSU MULTIPLIER
Sustainability	15%	7% above target
		1.25 multiplier	0.28x
Production Volume	15%	1% above target
▪Free Cash Flow Generation: Performance ($1.57 billion) exceeded the threshold level of performance ($900 million), resulting in a 0.12 multiplier after weighting.

▪Absolute TSR: Performance was below the threshold performance requirement, resulting in no credit towards the multiplier.

▪Relative TSR: Performance was below the threshold performance requirement, resulting in no credit towards the multiplier.

▪Sustainability Metrics: Performance for 2 of 3 sustainability metrics fell short of target and performance for 1 sustainability metric exceeded target, resulting in a 0.16 multiplier after weighting.

		1.04 multiplier(3)
Cash Operating Costs	10%	3% above target
		1.12 multiplier
QUALITATIVE METRICS	QUANTITATIVE MULTIPLIER	0.96x multiplier

Exploration Success & Inventory Additions	Modifier (up to +/- 0.10)	0.10 adjustment

Uinta Basin Integration	Modifier (up to +/- 0.10)	0.10 adjustment
	Initial STIP Multiplier Absolute TSR Modifier(4) Final Multiplier	1.16x (20%) 0.93x

2022-2025 LTIP METRICS(1)	2022-2025 LTIP PSU PERFORMANCE		AVG. LTIP PAYOUTS OVER TIME
	METRIC WEIGHTING	WEIGHTED RESULTS	5yr. Trailing Average: 1.36x 10yr. Trailing Average: 0.79x (Target = 1.00x)
Free Cash Flow Generation	25%	0.12 multiplier
Absolute TSR	25%	0.00 multiplier
Relative TSR	25%	0.00 multiplier
Sustainability Metrics	25%	0.16 multiplier
	Final LTIP Multiplier	0.28x
________________________________
(1) The definitions and methods of calculating results for each of our STIP and LTIP performance metrics are outlined in greater detail below.
(2) Expressed as a percentage of performance attained for the year compared to our 2025 targets.
(3) Performance measured on an adjusted free cash flow basis; the multiplier is given after application of the adjusted free cash flow modifier.
(4) Absolute TSR was below threshold (30%), which resulted in a 20% multiplier reduction for officers at the level of Senior Vice President and higher.

Total Direct Compensation Mix
The graphs below show the 2025 target total direct compensation mix for our former Chief Executive Officer and the average mix for our other NEOs. As the charts illustrate, 88 percent and 80 percent of target total direct compensation for our Chief Executive Officer and other NEOs, respectively, is attributable to performance-based STIP and LTIP awards, and thus is variable and tied to performance (i.e., “at risk”).

CHIEF EXECUTIVE OFFICER (1)
BASE SALARY
ANNUAL CASH BONUS
LONG TERM INCENTIVE AWARD
FIXED
BASE SALARY
12%
RSUs
30%
12%
14%
PSUs
44%
88%
VARIABLE AT-RISK
COMPENSATION

OTHER NAMED EXECUTIVE OFFICERS
BASE SALARY
ANNUAL CASH BONUS
LONG TERM INCENTIVE AWARD
FIXED
BASE SALARY
20%
20%
RSUs
32%
16%
PSUs
32%
80%
VARIABLE AT-RISK
COMPENSATION

_________________________________
(1) Herbert S. Vogel, Former Chief Executive Officer
Base Salary
Base salary is intended to provide a foundation of cash compensation that recognizes the level of responsibility, authority, and experience of each individual executive, and compensates such executive for day-to-day contributions to our success. The Compensation Committee generally sets base salaries at or near the median of our peers, but considers individual circumstances such as responsibilities, skills, and experience. The table below reflects the 2025 base salaries of each of our NEOs, which were effective as of March 30, 2025, and a comparison to their respective 2024 base salaries. Our NEOs’ base salary increases in 2025 reflect market adjustments based on peer data comparative analysis.

Name	2025 Base Salary	2024 Base Salary	Percent Change Between 2025 and 2024
McDonald	$582,400	$560,000	4.0%
Pursell	$588,046	$565,429	4.0%
Lebeck	$467,325	$449,350	4.0%
Vogel	$898,566	$864,006	4.0%
Knott	$417,719	$401,652	4.0%
Short-Term Incentive Plan
Short-Term Incentive Plan—Objectives
Our STIP is designed to incentivize the successful execution of our annual business plan, measured by achievement of the Company’s annual performance goals. These performance objectives are established in the first quarter of each year by the Compensation Committee in consultation with management and FW Cook. At the discretion of the Compensation Committee, these goals may be adjusted from time-to-time during the year due to significant changes in our business. The Compensation Committee did not modify our STIP performance goals or target performance levels during 2025. STIP awards are paid in cash under the SM Energy Company Cash Bonus Plan (the “Cash Bonus Plan”).
The Compensation Committee determines amounts earned under the STIP not only by the extent to which management achieved the designated performance goals, but also by evaluating how management achieved those goals, as well as overall market and industry conditions. The Compensation Committee’s exercise of judgment and discretion protects the STIP from having an illogical outcome if circumstances change during the year such that the formulaic goals do not reflect reasonable outcomes.
For the 2025 plan year, the Compensation Committee made no changes to the prior year’s STIP design (other than adding a qualitative evaluation of the Company’s performance in integrating the Uinta Basin asset), determining that it appropriately incentivized stockholder value creation in the current environment. The 2025 STIP metrics, including weighting and target and actual performance, are reflected in the table below under the heading titled “Short-Term Incentive Plan - 2025 Performance.”
Consistent with prior years, the Compensation Committee determined that generation of free cash flow is an important component of our business strategy and absolute TSR reflects the experience of our stockholders. Accordingly, the Compensation Committee continued to incorporate these metrics into the 2025 STIP design through two mechanisms:
•Adjusted Free Cash Flow: The cash flow, production volume and proved developed reserve addition metrics are calculated on an adjusted free cash flow basis. Any adjustment to these metrics on the basis of the Company’s generation of adjusted free cash flow is limited to a range of 80 percent to 120 percent of the unadjusted result.
•Absolute TSR Modifier: The STIP multiplier is subject to a modifier that increases payout for all employees, or decreases payout for our NEOs, if absolute TSR for the year increases or decreases by an amount between 10 and 30 percent in either direction. Specifically, if absolute TSR increases by an amount between 10 percent and 30 percent, then payout for all employees may be increased by up to 1.2 times (subject to an overall STIP multiplier cap of 2.0 times), and if absolute TSR for the year decreases by an amount between negative 10 percent and negative 30 percent, then payout for our NEOs may be reduced down to 0.8 times. The modifier is determined by interpolating the change in TSR within the stated range, capping the upside adjustment at 1.2 times and limiting downside adjustment for our NEOs to 0.8 times.
Each NEO is assigned a target bonus as a percentage of his or her base salary, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of our performance goals are achieved at the target level. Actual bonuses can range from zero to two times a participant’s target percentage, regardless of the level of outperformance that may be achieved in any given year.
Actual awards are based on the Compensation Committee’s assessment of the Company’s performance and the individual performance of each of our NEOs. Target bonuses as of December 31, 2025, as a percentage of base salary for each of the NEOs, were as set forth in the following table.

Name	2025 Target STIP Level, % of Base Salary
McDonald	100%
Pursell	100%
Lebeck	80%
Vogel	120%
Knott	75%
Short-Term Incentive Plan— 2025 Performance
In determining 2025 annual cash bonus awards for our NEOs, the Compensation Committee assessed Company performance with respect to six quantitative metrics and two qualitative metrics. The Compensation

Committee’s evaluation of our performance under the quantitative metrics is set forth below, and resulted in an initial multiplier of 0.96 times each NEO’s target bonus level:

Quantitative Goals
Performance Measure	Factor Weight	Threshold	Target	Max	Actual Result	Weighted STIP Multiplier
EBITDAX ($ in millions)(1)	0.25	1,987	2,349	2,936	2,255	0.22
Proved Developed Reserve Additions (MMBOE)(1)	0.20	75.10	88.80	111.00	83.80	0.16
Finding and Development Costs ($ per BOE)	0.15	18.39	15.94	11.95	16.78	0.12
Sustainability	0.15	0.85	1.00	1.25	1.07	0.19
Production Volume (MMBOE)(1)	0.15	63.10	74.60	93.20	75.50	0.16
Cash Operating Costs ($ per BOE)	0.10	16.02	13.89	10.41	13.52	0.11
Preliminary Result						0.96

_________________________________ (1) Performance measured on an adjusted free cash flow basis; the multiplier is given after application of the adjusted free cash flow modifier.

Our method of calculating our results, and the reasons that we believe such performance metrics incentivize superior business performance and stockholder value creation, are as follows:

Performance Measure	Description
EBITDAX (Cash Flow)	Our cash flow target is calculated based on Adjusted EBITDAX, which represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. This measure is important because our cash flow is the primary source of funding for our ongoing capital program, working capital needs and our Capital Return Program, as well as a key factor in stockholder value creation.
Proved Developed Reserve Additions
The proved developed reserve additions target represents the proved developed reserves estimated to be added from projects funded under our capital program during 2025. This measure is important because proved developed reserves are the primary source of future production and cash flow for us and, as such, relate directly to the value of our Company.

Finding and Development Costs
Finding and development costs are a measure of the efficiency of our capital program in generating value. The finding and development costs target represents the estimated cost of proved developed reserve additions on a dollar per barrel of oil equivalent (“BOE”) basis projected under our 2025 business plan.

Sustainability
The sustainability component of the STIP is based on quantitative goals to reduce our total recordable incident rate, spill volumes, GHG emissions intensity and methane emissions intensity. This measure is important because it highlights the Company’s commitment to sustainability and the importance of integrating sustainability performance into our Company’s culture. In addition to the quantitative performance targets, the Company’s sustainability goal included meeting routine and non-routine flaring goals, recycling water in Texas operations, preparing for compliance with SEC climate change disclosure rules (which rules have not been implemented to date), and evaluating and incorporating modern technology in sustainability goals.

Production Volume
The production volume target represents the volume of oil, gas, and NGLs forecast to be produced under our 2025 business plan. This measure is important because proceeds from the sale of production generate essentially all of our revenue.

Cash Operating Costs
Our cash operating costs are calculated as the sum of our lease operating expenses, ad valorem taxes, transportation costs, production taxes, and general and administrative expenses (less stock compensation expense), on a per BOE basis.

In addition to the quantitative metrics described above, the Compensation Committee assessed Company performance with respect to two qualitative metrics: inventory growth and integration of the Company’s recently acquired Uinta Basin assets.
Our inventory growth goals were as follows:
•grow the Company’s total resources by 100 MMBOE;

•advance our plans for upcoming inventory opportunities, including testing exploration wells and applying advanced technology on existing acreage;
•identify exploration plays and make investment-ready recommendations;
•identify and recommend acreage or acquisition targets of sufficient scale and capable of competing with 2027-2029 inventory;
•enhance our existing processes to track industry-wide exploration activity to identify new prospects; and
•demonstrate application of new technologies that enhance returns or inventory.
Our Uinta Basin integration goal did not designate specific factors or benchmarks, but was based on the Compensation Committee’s holistic evaluation of management’s efforts to, and achievements in, effectively and efficiently integrating the Uinta Basin asset. In evaluating this effort, the Compensation Committee reviewed progress toward key integration objectives, including operational alignment and realization of anticipated strategic and operational benefits.
With respect to each of these qualitative measures, the Compensation Committee may adjust the initial multiplier either upward or downward by up to 0.10. A determination of 0.00 represents performance in line with expectations during the year.
Following its evaluation of the Company’s quantitative STIP metrics and initial determination of a 0.96 multiplier, the Compensation Committee determined that the Company achieved and exceeded its qualitative inventory growth goals. Although total resources added during the year did not exceed the target goal of 100 MMBOE, the Compensation Committee acknowledged the transformative nature of the Merger with Civitas and its expected future impact on the Company’s total resources and determined that the Company was successful in accomplishing all of its other growth goals.
Furthermore, the Compensation Committee determined that the Company achieved and exceeded its qualitative Uinta Basin integration goals by outperforming budget with regard to certain critical operating results (including production, cash flow, operating expenses per BOE, and adding proved reserves); exceeding budget with regard to critical sustainability metrics (including water recycling, spill rate, flaring and emissions); accomplishing a significant offer acceptance rate with low turnover; and establishing a foundational methodology for IT system integrations for future acquisitions, which has proved valuable as part of our integration efforts following the Merger with Civitas. As a result, the Compensation Committee adjusted the quantitative STIP result by the maximum amount of 0.10 for inventory growth and by the maximum amount of 0.10 for Uinta Basin integration.
As stated above, the STIP multiplier may be further adjusted if the Company’s TSR for the annual performance period (inclusive of dividends) increases by an amount greater than 10 percent or decreases by an amount less than negative 10 percent. Any increase or decrease within the range of positive 10 percent and negative 10 percent has no impact on the multiplier. The Company’s 2025 TSR was equal to negative 50 percent (inclusive of dividends); therefore, the maximum downward adjustment was applied to the multiplier based on the TSR modifier (equal to 80 percent of the pre-adjusted multiplier). Accordingly, the total pool multiplier for the 2025 STIP was 0.93, as shown in the following table:

STIP Multiplier
Initial STIP Multiplier: Quantitative Metrics	0.96
STIP Multiplier: Adjusted for Qualitative Metric (inventory)	0.10
STIP Multiplier: Adjusted for Qualitative Metric (Uinta Integration)	0.10
STIP Multiplier: Applying TSR Modifier(1)	-0.23
Final STIP Multiplier:	0.93
_________________________ (1) Absolute TSR was -50%, which reduced the Final STIP Multiplier to 80% of its unmodified result.

The table below sets forth our NEO’s base salaries actually earned in 2025, their target STIP payouts as a percentage of base salary, the STIP multiplier applied to each NEO’s STIP calculation, and their final STIP payouts.

Name	Salary Paid in 2025	Target STIP %(1)	STIP Multiplier	STIP
McDonald	$576,369	100%	0.93	$536,024
Pursell	$581,957	100%	0.93	$541,220
Lebeck	$462,485	80%	0.93	$344,089
Vogel	$889,262	120%	0.93	$992,416
Knott	$413,393	75%	0.93	$288,342
_______________________ (1) Expressed as a percentage of base salary.

Long-Term Incentive Plan
Long-Term Incentive Plan—Design
Our LTIP is an equity compensation program that utilizes PSUs and RSUs to compensate our NEOs and other key employees for execution of our long-term business strategy. Awards of PSUs and RSUs in 2025 were issued pursuant to our stockholder-approved 2025 Equity Incentive Compensation Plan, as it may be amended from time to time (the “Equity Plan”). RSUs are generally granted with a three-year vesting schedule, with one-third of the RSUs in each grant vesting on each of the first three anniversaries of the award date, subject to continued employment. RSUs are settled in shares of our common stock shortly after vesting. PSUs are performance-based awards that are settled in shares of our common stock, with the number of resulting shares falling within a range of zero to 200 percent of the number of PSUs originally granted, dependent on the Company’s performance with respect to certain metrics determined by the Compensation Committee over a three-year performance period, and also generally subject to continued employment.
2022-2025 LTIP Performance Period Results
At the completion of the 2022-2025 performance period on June 30, 2025, PSU awards were earned and settled at 28 percent of target. The four performance metrics applicable to this period are set forth in the table below, and we achieved the stated result based upon our actual performance with regard to these metrics, as compared to the targets set at the beginning of the performance period. The Company’s actual performance with regard to each metric fell short of target, and the absolute and relative TSR metrics fell below the threshold level of performance resulting in no contribution to the overall multiplier.

LTIP Multiplier (2022-2025)
Metric (weighting)	Description	3-Year Performance Goals			Actual Performance	Payout Result
		Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)
Free Cash Flow Generation(1) (25%)	Measurement of gross free cash flow generation during the period beginning on July 1, 2022, and ending on June 30, 2025.	$900 Million	$3 Billion	$4.3 Billion	$1.574 Billion	0.12
Relative TSR (25%)	The Company’s TSR is compared to peer performance to determine the Company’s relative TSR percentile	30th Percentile	55th Percentile	80th Percentile	5th Percentile	0.00
Sustainability Metrics (25%)	Measurement of the Company’s performance with regard to the following metrics: (10%) GHG Emissions Intensity Reduction(2) (10%) Employee and Contractor Safety(3) (5%) Spill Performance(4)	GHG Emissions Intensity Reduction:			12% Reduction	0.16
		10% Reduction	20% Reduction	40% Reduction
		Employee and Contractor Safety:			53rd Percentile
		2nd Quartile	Top Quartile	Top Decile
		Spill Performance:			86th Percentile
		2nd Quartile	Top Quartile	Top Decile
Absolute TSR (25%)	Annualized stockholder return comparing the trailing 20-day average stock price of the Company’s stock as of June 30, 2022, to the trailing 20-day average of the Company’s stock price as of June 30, 2025, adjusted for cumulative dividends paid.	+0%	+10%	+20%	(14%)	0.00
LTIP Multiplier:						0.28x
__________________________
(1)    Free cash flow is measured as net cash provided by operating activities less net cash used in investing activities excluding acquisitions and before all returns of capital.
(2)    Reduction in metric tons of CO2e per gross MBoe produced (scope 1 + scope 2) from January 2022 through December 2024.
(3)    Total recordable incident rate as compared to the AXPC three-year average relative ranking.
(4)    Spill volumes (bbls/1000 bbls produced) as compared to the AXPC three-year average relative ranking.

2025-2028 LTIP Performance Period Design and Awards
For the 2025-2028 performance period, the Compensation Committee evaluated LTIP designs among peer companies and considered a variety of alternatives presented by FW Cook (including maintaining the current design). Ultimately, the Compensation Committee, in consultation with FW Cook, established revised PSU performance metrics, weighting each of absolute and relative TSR at 50 percent. In making this decision, the Compensation Committee recognized that free cash flow and sustainability performance were less prevalent among peer companies’ LTIP designs and remained components of the Company’s STIP design. Furthermore, the Compensation Committee elected to retain the LTIP design feature that caps payout at target if absolute TSR is negative during the performance period, in order to align payouts to the experience of the Company’s stockholders in lower commodity price environments.
With respect to both TSR metrics, a threshold level of performance is required in order to receive any payout based on that metric: absolute TSR must be positive, and relative TSR must rank higher than the 25th percentile. Further, a target level of performance is required to achieve target payout: for absolute TSR the target is 10 percent annualized return, and for relative TSR the target is ranking in the 55th percentile. Finally, a maximum level of performance is established beyond which payout is capped at 200 percent: for absolute TSR the maximum performance is 20 percent annualized return, and for relative TSR the maximum performance is ranking at or above the 80th percentile. We interpolate payout levels for performance falling between the threshold and maximum levels. No payout is awarded for performance below the threshold level, and negative absolute TSR caps the payout at target. The table below illustrates the LTIP’s absolute and relative TSR design:

		Relative TSR (% Rank)
		< 25th P	25th P	55th P	> 80th P
Absolute TSR (CAGR)	0%	0%	25%	50%	100%
	10%	50%	75%	100%	150%
	20%	100%	125%	150%	200%
In determining the total LTIP grant values for 2025, the Compensation Committee considered various factors, including share price performance, historical fair value transfer (or the percentage of market capitalization transferred to employees annually in the form of stock-based awards, “FVT”) under our long-term incentive compensation system compared to our peer group companies, input from FW Cook on expected trends in LTIP design and FVT for the subject period as well as the value of our compensation peers’ long term incentive awards following FW Cook’s executive compensation review, and shares available under our Equity Plan. Following such consideration, the Compensation Committee approved the following 2025 target LTIP award values:

Name	2025 LTIP Grant Value
McDonald	$2,299,995
Pursell	$2,499,989
Lebeck	$1,699,987
Vogel	$5,500,001
Knott	$800,002

RSUs and PSUs were approved in June 2025 and awarded on July 1, 2025, consistent with our typical equity grant timing, with the PSUs subject to the measurement period beginning July 1, 2025, and ending June 30, 2028. The graphic below reflects the structure of our 2025 long-term incentive awards to our NEOs:

CEO
Long-Term Incentive Plan
40%
Restricted Stock Units
60%
Performance Share Units
50%
Absolute TSR
50%
Relative TSR
Other NEOs
Long-Term Incentive Plan
50%
Restricted Stock Units
50%
Performance Share Units
50%
Absolute TSR
50%
Relative TSR

SECTION 5—Compensation Determination Process

Responsibilities of the Compensation Committee

Our executive compensation is determined by the Compensation Committee. During 2025, the Compensation Committee was comprised of four independent directors and continued to operate under the framework of a written charter. Members of the Compensation Committee are appointed by our Board for, among other things, the purposes of:

•reviewing and approving our general compensation strategy and objectives, as well as disclosure required by SEC and listing exchange rules and regulations;
•reviewing and recommending our compensation plans, policies and programs to the Board for its approval;
•reviewing the performance and approving the compensation of our directors and executive officers, including our Chief Executive Officer; and
•overseeing the administration of our employee compensation and benefit plans.

In 2025, the Compensation Committee met eight times to administer the matters noted above and address other matters required under its charter.

Independent Compensation Consultant

FW Cook serves as the independent executive compensation consultant for, and reports directly to, the Compensation Committee. The Compensation Committee may replace FW Cook or hire additional consultants or other advisors as it deems necessary. A Principal of FW Cook regularly attends Compensation Committee meetings and communicates with the Compensation Committee between meetings, as requested. The services that FW Cook provides, based upon direction from the Compensation Committee, include advising the Compensation Committee on the design of our executive compensation programs and the evolving best practices related thereto, providing market information and analysis regarding the competitiveness of our executive compensation opportunities, conducting compensation risk assessments, and providing analysis concerning the equity compensation practices of our peers. After consideration of various independence factors, the Compensation Committee determined in 2025 that FW Cook’s work did not raise any potential conflicts of interest. In 2025, FW Cook did not provide any services to us other than those requested by the Compensation Committee and related to FW Cook’s engagement as the independent consultant to the Compensation Committee.
Independence of the Compensation Committee
Based upon the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE Listed Company Manual, our Board has determined that all members of the Compensation Committee are independent.
Compensation Risk Assessment
Each year, the Compensation Committee, in consultation with FW Cook, reviews and evaluates our compensation policies and practices for all employees to assess to what extent, if any, these policies and practices could result in risk taking incentives, whether our compensation policies and practices mitigate such risk taking incentives by properly aligning the interests of our employees with the interests of our stockholders, and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In 2025 and 2026, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.
Role of Management in Determination Process
Under the oversight of our Chief Executive Officer and our Vice President - Human Resources, management provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. Our Chief Executive Officer (Mr. Vogel for 2025 compensation and Ms. McDonald for 2026 compensation) recommends pay levels for executives, other than himself or herself, based on competitive market data, past performance, and future potential. Our Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, employee evaluations and its analysis of comparative industry data, and by interfacing with FW Cook. While members of the management team attend Compensation Committee meetings, they are not generally present during executive sessions, and individual members of the management team are never present during discussions of their respective compensation. The Compensation Committee and our Board, as required under the charter of the Compensation Committee, make all final decisions with respect to compensation of our executive officers.
Tally Sheets
To enhance the analytical data the Compensation Committee uses to evaluate the compensation of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Operating Officer, and Executive Vice President - Chief Corporate Development Officer, General Counsel and Corporate Secretary and to provide the Compensation Committee with a consolidated view of the aggregate value of all material elements of compensation for those executives, our Human Resources department provides the Compensation Committee and FW Cook with a tally sheet summary of all of the compensation and benefit arrangements for each of those executives, including severance arrangements and all benefits provided in connection with termination of employment. The tally sheets show the amount the executive would receive under various foreseeable circumstances (e.g., termination with or without cause, resignation, and retirement or termination in connection with change of control). The Compensation Committee does not assign a specific weighting to the tally sheets in its overall decision-making process concerning compensation, but rather uses the information provided to gain additional perspective and as a reference.

Say-On-Pay Results and Stockholder Feedback

We value the opinions of our stockholders regarding our executive compensation policies and practices. Our Board and management team are committed to maintaining an open dialogue with our stockholders, including regarding our executive compensation program. At the 2025 annual meeting of stockholders, approximately 93 percent of the votes cast in our say-on-pay advisory vote were in favor of our executive compensation policies and practices. Given the support shown, we did not make any changes to our 2025 compensation program in specific response to the say-on-pay vote.

SECTION 6—Other Compensation Matters
The other components of our executive compensation program include the following:

Compensation Element	Description	Purpose
Employee Stock Purchase Plan	Employees, including our executives, may purchase shares of our common stock at a 15 percent discount to the fair market value, subject to certain limits.	Facilitate share ownership among employees and align employees’ interests with those of stockholders.
Qualified Retirement Plans	Includes qualified defined benefit pension plan and 401(k) plan with Company match.	Attract and retain employees; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Supplemental Retirement Plan	Provides benefits to certain of our executives under qualified pension plan formula on earnings above the IRC limits for the qualified plan ($350,000 for 2025).	Attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Non-Qualified Deferred Compensation Plan	Provides tax planning opportunities for our executives, and enables our executives to receive the full benefit of matching contributions in excess of IRC limits applicable to 401(k) plans.	Attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Benefits and Perquisites	Medical, dental, vision, life, and disability insurance.	Attract and retain highly qualified employees and support the overall health and well-being of employees.
Employee Stock Purchase Plan
The purpose of our Employee Stock Purchase Plan (“ESPP”) is to provide an opportunity for eligible employees, including our NEOs, to purchase shares of our common stock at a discount to the market price. The plan cycle consists of two periods each year, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15 percent of their base compensation. The purchase price of the stock is the lower of 85 percent of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is the lesser of (1) $25,000 per year, pursuant to the Internal Revenue Code of 1986, as amended (“IRC”), restrictions, or (2) 2,500 shares per offering period (5,000 shares per year).
Retirement Programs - Pension, Supplemental Executive Retirement Plan, 401(k) and Non-Qualified Deferred Compensation Plans
Our executives are eligible to participate in our qualified, non-contributory defined benefit pension plan (the “Qualified Pension Plan”) and a 401(k) plan on the same basis as our eligible employees. Certain of our executives are also eligible to participate in our Supplemental Executive Retirement Plan (“SERP”) and all of our executives are eligible to participate in our Non-Qualified Deferred Compensation Plan (the “NQDC”). The SERP is an unfunded, non-qualified plan that is intended to restore the benefits that would otherwise accrue to certain executive-level employees in the absence of IRC limits on the Qualified Pension Plan. The NQDC is intended to provide executives with tax planning opportunities and the opportunity to receive the full benefit of matching contributions in excess of IRC limits applicable to our 401(k) plan. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal of providing retirement replacement income.
For certain executive-level employees, the Qualified Pension Plan, in combination with the SERP, provides a benefit after 25 years of credited service to the Company equal to 35 percent of final average compensation (or a lesser prorated percentage for qualifying employees that have not reached 25 years of credited service). Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan and the SERP is that executive’s average base salary, excluding bonuses and equity compensation awarded under the LTIP.
Our 401(k) plan is a defined contribution plan that allows eligible employees to contribute up to 60 percent of their income on a pretax basis, subject to annual limits determined by IRC regulations. With respect to employees who were hired prior to January 1, 2015, and who are eligible to participate in the Qualified Pension Plan, we match 100 percent of employee deferrals in cash on a dollar-for-dollar basis, up to six percent of the employee’s base salary and cash bonus. With respect to employees hired after January 1, 2015, who are not eligible to participate in the Qualified Pension Plan, we match 150 percent of employee deferrals on a dollar-for-dollar basis up to six percent of the employee’s base salary and cash bonus, which results in a nine percent cap on the Company’s matching contributions. Company contributions vest ratably on an annual basis over an employee’s first three years of employment with the Company.
The NQDC is designed to provide executives with the opportunity to defer a portion of base salary and cash bonuses paid pursuant to the Cash Bonus Plan. Each year, participating employees may elect to defer (i) between zero percent and 50 percent of their base salary, and (ii) between zero percent and 100 percent of the cash bonus paid pursuant to the Cash Bonus Plan. The NQDC requires us to make contributions for each eligible employee equal to 100 percent of the deferred amount for such employee, limited to six percent of such employee’s base salary and cash bonus. Each eligible employee’s interest in the contributions we make will vest ratably on an annual basis over an employee’s first three years of employment with the Company. A participant’s account will be distributed based upon the participant’s payment election made at the time of deferral. A participant may elect to have distributions made in a lump sum or in annual installments ranging for a period from one to 10 years.
Benefits and Perquisites
The NEOs and all other executives are eligible to participate in our various competitive medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the well-being and overall health of executives and employees. Our NEOs are also provided, at no cost, consistent with all employees, group term life insurance up to two times their respective base salaries up to $2,000,000.
Timing of Equity Grants
Equity grants awarded as part of the LTIP and pursuant to our Equity Plan are generally made during the third quarter of each year. The Compensation Committee generally approves these grants at its June meeting. The Compensation Committee, our Board or our CEO have in the past, and may in the future, make limited off-cycle grants of equity on other dates for newly hired or other executives and other employees as part of compensation packages designed to recruit, retain, or reward such persons; however, our CEO may only make such grants to non-executives.

We do not time the grant of equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards, as the timing of awards is generally in accordance with the annual compensation cycle or for limited off-cycle grants as described above. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted annual equity awards on a predetermined annual schedule as described above. In 2025, we did not grant stock options to our NEOs during the time period described in Item 402(x) of Regulation S-K.
No Written Employment Agreements
The employment of all executives is “at will,” subject to and in accordance with the terms and conditions of written offers of employment. There are no written employment agreements with any executive officers.

Change of Control Severance Benefits
Change of control severance protection is provided to executives at the level of Vice President and above, including each of our NEOs, and certain other key employees, through change of control executive severance agreements. See “Potential Payments Upon Termination or Change of Control—Change of Control Arrangements” for more information about these agreements and potential payments in the event of a termination of employment following a change of control. No excise tax “gross up” payments are provided.
Clawback Policy
We maintain a written clawback policy that meets the requirements of SEC rules and NYSE listing standards, and requires repayment by executive officers of certain incentive-based compensation upon the occurrence of an accounting restatement that results from material noncompliance with a financial reporting requirement. The clawback policy provides that any repayment obligation will be determined regardless of fault and that our Board, subject to limited exceptions set forth in the SEC and NYSE rules and listing standards, does not have discretion to waive such obligation. Repayment obligations under the clawback policy apply to current and former executive officers of the Company who received incentive-based compensation based on a financial reporting measure during the three fiscal years preceding the date upon which the Company determined that a qualifying financial restatement was necessary, and the amount of the repayment obligation is equal to the excess of the amount that was actually paid to the executive officer over the amount that would have been paid if calculated in accordance with the restated amounts.
Stock Ownership Guidelines
To further align the interests of our executives with the interests of our stockholders with respect to long-term growth of stockholder value, the Compensation Committee has established, and our Board has approved, equity ownership guidelines for our executives and directors as follows:

Directors	5 times annual cash retainer
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents and Vice Presidents	1 times annual base salary
Equity holdings include the value of unvested RSUs for purposes of these calculations, but exclude the value of unvested PSUs. Until a director or executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, such person may not sell equity without the prior approval of the Compensation Committee for the Chief Executive Officer or any Executive Vice President, and by the Chief Executive Officer for all other officers. The Compensation Committee will continue to review compliance with these guidelines annually, and more often as appropriate.
Securities Trading Policy and Prohibitions on Certain Hedging Transactions
We maintain a Securities Trading Policy, the overall goal of which is to inform our officers, employees, and directors of the risks of trading in public company securities at a time when they may be in possession of material, non-public information. In addition, our policy provides mechanisms to specifically address trading by officers, certain other employees and directors during prescribed periods of time when the risk of being in possession of material, non-public information is perceived to be highest, and generally prohibits our officers, certain other employees, and directors from trading in any of our securities without obtaining pre-clearance. Our policy also prohibits officers, employees, and directors from engaging in transactions designed to mitigate, off-set, or avoid the risks associated with a decrease in the market value of our securities, including: (a) entering into transactions that “hedge” the value of our stock through the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, exchange funds, or any other instrument that permits an officer, director, or employee to own Company securities without the full risks and rewards of ownership; (b) holding our securities in margin accounts; (c) pledging our securities to secure indebtedness; (d) buying or selling options or derivatives with respect to our securities; (e) short selling Company securities; and (f) placing standing or limit orders on Company securities (other than pursuant to approved Rule 10b5-1 Plans). These policies and procedures, as well as procedures that the Company follows, are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. A copy of our adopted Securities Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report.

Section 7—CEO and Officer Transitions

As noted above, on January 30, 2026, we completed the Merger with Civitas. In connection with the Merger, the Board appointed Ms. McDonald to serve as the President and Chief Executive Officer of the Company, and Mr. Vogel’s employment as Chief Executive Officer was terminated in advance of his otherwise planned retirement in a manner that qualified for severance benefits under the Company’s change of control executive severance agreements. The Merger with Civitas constituted a “change of control” of the Company under our change of control executive severance agreements and equity awards, and thus, Mr. Vogel received the severance benefits provided pursuant to the terms of such agreements and awards (see “Potential Payments Upon Termination or Change of Control—Change of Control Arrangements” for more information). In connection with her appointment as President and Chief Executive Officer, the Board approved the following compensation package for Ms. McDonald effective as of January 30, 2026: an annual base salary of $900,000, a short-term incentive plan target of 120 percent of annual base salary, and a long-term incentive plan target of $5,300,000 (to be granted 40 percent in the form of RSUs and 60 percent in the form of PSUs).

In addition, in connection with the Merger, Mr. Knott’s service as Senior Vice President – Business Development and Land concluded and at the time of this filing, Mr. Knott continues to serve as a non-executive advisor to the Company supporting transition and integration matters related to the Merger. Mr. Knott’s employment with the Company is expected to be terminated in 2026 in a manner that qualifies for severance benefits under the Company’s change of control executive severance agreements.
Compensation Committee Report
The Compensation Committee of the Board of Directors of SM Energy Company reviewed and discussed the CD&A with management and FW Cook and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the disclosures set forth in the CD&A be included in this Proxy Statement and incorporated by reference into SM Energy Company’s 2025 Annual Report.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Howard A. Willard, III, Chair
Barton R. Brookman
Rose M. Robeson
Wouter T. van Kempen

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The Summary Compensation Table (the “SCT”) sets forth the annual and long-term compensation of our NEOs during each of the last three years.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Elizabeth A. McDonald	2025	$576,369	$875,000	$2,299,995	$536,024	$—	$187,784	$4,475,172
President, Chief Executive Officer and Director	2024	$161,539	$875,000	$2,300,009	$211,615	$—	$11,631	$3,559,794
A. Wade Pursell	2025	$581,957	$—	$2,499,989	$541,220	$215,853	$21,000	$3,860,019
Executive Vice President and Chief Financial Officer	2024	$558,874	$—	$2,499,999	$2,422,124	$165,015	$20,700	$5,666,712
	2023	$532,834	$—	$2,249,983	$1,784,000	$116,994	$20,011	$4,703,822
James B. Lebeck	2025	$462,485	$—	$1,699,987	$344,089	$—	$48,291	$2,554,852
Executive Vice President - Chief Corporate Development Officer, General Counsel and Corporate Secretary	2024	$444,141	$—	$1,600,001	$459,641	$—	$68,858	$2,572,641
	2023	$396,923	$—	$1,500,042	$826,000	$—	$167,116	$2,890,081
Herbert S. Vogel	2025	$889,262	$—	$5,500,001	$992,416	$342,029	$154,904	$7,878,612
Former President, Chief Executive Officer and Director	2024	$853,989	$—	$5,499,984	$5,398,471	$319,552	$168,666	$12,240,662
	2023	$814,200	$—	$4,999,989	$4,815,816	$295,736	$134,889	$11,060,630
Kenneth J. Knott	2025	$413,393	$—	$800,002	$288,342	$171,059	$69,206	$1,742,002
Advisor, Former Senior Vice President - Business Development and Land	2024	$396,996	$—	$800,019	$875,923	$121,847	$72,618	$2,267,403
	2023	$378,499	$—	$750,005	$717,175	$85,311	$61,755	$1,992,745
______________________________________
(1)    Ms. McDonald received a sign-on bonus of $1,750,000 in 2024 that was intended to serve as a make-whole award to replace forfeited compensation opportunities she would have been due from her prior employer. A total of 50% was paid with her first paycheck and the remainder was paid on the first anniversary of her start date.
(2)    The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 10 of the Notes to Consolidated Financial Statements included in our 2025 Annual Report. PSU awards are subject to market-based performance conditions relating to our total stockholder return and relative stockholder return compared to a peer company index over a three-year performance period and the grant date fair value is based on the probable outcome of such conditions. The grant date value of the 2025 PSUs for each NEO assuming maximum performance are as follows: (i) Ms. McDonald: $2,181,840; (ii) Mr. Pursell: $2,371,567; (iii) Mr. Lebeck: $1,612,657; (iv) Mr. Vogel: $6,261,005; and (v) Mr. Knott: $758,910. For additional information about long-term performance based-awards granted in 2025 see “2025-2028 LTIP Performance Period Design and Awards.”
(3)    The amounts in this column represent the aggregate of: (i) the cash bonuses paid in 2026, 2025, and 2024, but earned with respect to the 2025, 2024, and 2023 performance periods, respectively, under the STIP, and (ii) the payout of the performance-based cash awards granted in 2021 and 2020 and paid in 2024 and 2023, respectively.
(4)    The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO’s combined benefits under our qualified and non-qualified defined benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. No NEO received preferential or above market earnings on deferred compensation.
(5)    For 2025, amounts consist of the following Company contributions and other compensation: (i) for Ms. McDonald: $34,582 to the Company’s NQDC and $31,500 to the Company’s 401(k) Profit Sharing Plan, and $121,702 for relocation reimbursement, of which $31,951 was a gross up for relocation tax benefit; (ii) for Mr. Pursell: $21,000 to the Company’s 401(k) Profit Sharing Plan; (iii) for Mr. Lebeck: $31,500 to the Company’s 401(k) Profit Sharing Plan and $16,791 for relocation reimbursement; (iv) for Mr. Vogel: $133,904 to the Company’s NQDC and $21,000 to the Company’s 401(k) Profit Sharing Plan; and (v) for Mr. Knott: $48,206 to the Company’s NQDC and $21,000 to the Company’s 401(k) Profit Sharing Plan.
Grants of Plan-Based Awards in 2025
Pursuant to our STIP, and in accordance with our Cash Bonus Plan, the Compensation Committee established the quantitative and qualitative metrics for our 2025 STIP on February 13, 2025. As discussed above, the bonus payments associated with the 2025 STIP were earned in 2025, but were paid in 2026. In addition, pursuant to our LTIP and in accordance with the Equity Plan, the Compensation Committee approved grants of RSUs and PSUs to our NEOs on June 9, 2025. These grants were made effective as of July 1, 2025. These grants are summarized in the table below.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Awards			All Other Stock Awards: Number of Shares of Stock or Units(7)	Grant Date Fair Value of Stock and Option Awards(8)
			Threshold(1)	Target(2)	Maximum(3)	Threshold(4)	Target(5)	Maximum(6)
Elizabeth A. McDonald			$288,185	$576,369	$1,152,738	—	—	—	—	—
	7/1/25	6/9/25	—	—	—	—	—	—	44,163	$1,150,005
	7/1/25	6/9/25	—	—	—	10,474	41,894	83,788	—	$1,149,990
A. Wade Pursell			$290,979	$581,957	$1,163,914	—	—	—	—	—
	7/1/25	6/9/25	—	—	—	—	—	—	48,003	$1,249,998
	7/1/25	6/9/25	—	—	—	11,384	45,537	91,074	—	$1,249,991
James B. Lebeck			$184,994	$369,988	$739,976	—	—	—	—	—
	7/1/25	6/9/25	—	—	—	—	—	—	32,642	$849,998
	7/1/25	6/9/25	—	—	—	7,741	30,965	61,930	—	$849,989
Herbert S. Vogel			$533,557	$1,067,114	$2,134,229	—	—	—	—	—
	7/1/25	6/9/25	—	—	—	—	—	—	84,485	$2,199,989
	7/1/25	6/9/25	—	—	—	30,055	120,219	240,438	—	$3,300,012
Kenneth J. Knott			$155,022	$310,045	$620,090	—	—	—	—	—
	7/1/25	6/9/25	—	—	—	—	—	—	15,361	$400,000
	7/1/25	6/9/25	—	—	—	3,643	14,572	29,144	—	$400,001
______________________________________________
(1)    This amount represents the award earned under the Cash Bonus Plan, assuming we achieve the threshold performance for each metric under the plan, resulting in an earned percentage of 50 percent of target. However, as described above in “Section 4—Primary Elements Of Compensation and Executive Compensation Results,” actual bonuses range from zero to two times a participant’s target percentage.
(2)    This amount represents the salary amount actually paid to each of our NEOs in 2025, multiplied by the applicable STIP target percentage.
(3)    This amount represents the maximum possible award; as described above in “Section 4—Primary Elements Of Compensation and Executive Compensation Results,” actual bonuses range from zero to two times a participant’s target percentage.
(4)    This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the threshold performance level established for each metric under the plan, resulting in an earned percentage of 25 percent.
(5)    This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the target performance level established by the Compensation Committee, resulting in an earned percentage of 100 percent. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period ending June 30, 2028, a number of shares of our common stock that may be from zero percent to 200 percent of the number of PSUs granted on the award date, depending on the extent to which we have achieved the performance criteria and the extent to which the PSUs have vested. The performance criteria for the PSUs are based on the Company’s annualized absolute TSR and the Company’s TSR relative to the TSR of certain peer companies, in each case as defined by the award agreement. The PSUs will vest on July 1, 2028. The PSUs granted to Messrs. Vogel, Pursell and Knott are subject to the three-year performance period; however because these individuals were of retirement eligible age, as defined in their respective award agreements, on the award date, if retirement occurs before the end of the performance period, a pro-rata portion of the applicable PSUs will remain eligible to vest (pro-rated based on the number of days elapsed during the three-year performance period beginning on the award date) based on actual performance of the performance metrics. For additional detail regarding the 2025 performance-based equity awards, please see “2025-2028 LTIP Performance Period Design and Awards.”
(6)    This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the maximum performance level established by the Compensation Committee, resulting in an earned percentage of 200 percent.
(7)    This amount represents RSUs granted under our Equity Plan. The RSUs vest one-third on July 1, 2026, one-third on July 1, 2027, and one-third on July 1, 2028 (with the exception of Mr. Vogel, Mr. Knott and Mr. Pursell who is entitled to one-sixth vesting as noted below). Prior to vesting, the RSUs are subject to transfer restrictions and may be forfeited to us upon termination of employment. Dividends are credited to the holder and paid at the expiration of the vesting period or forfeited if the RSUs are forfeited. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date. The RSUs granted to Mr. Vogel, Mr. Knott and Mr. Pursell are subject to pro rata vesting due to them attaining retirement eligible age, as defined in the award agreement, on the award date. As such, the awards vest one-sixth on January 1, 2026, one-sixth on July 1, 2026, one-sixth on January 1, 2027, one-sixth on July 1, 2027, one-sixth on January 1, 2028, and one-sixth on July 1, 2028. Shares are only released with respect to vested RSUs on the July 1 dates (or upon their earlier termination of employment).
(8)    Represents the grant date fair value of the RSU grant based on the closing market price on the grant date. The grant date fair value of a PSU is calculated using a Monte Carlo simulation (using Geometric Brownian Motion Model), and the aggregate grant date fair value represented in this column for PSUs is calculated based upon the number of PSUs granted.

Outstanding Equity Awards at 2025 Year-End
The following table shows outstanding equity awards for our NEOs as of December 31, 2025:

Name	Stock Awards
	Equity Incentive Plan Awards:
	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Elizabeth A. McDonald
RSUs (2)	19,380	$362,406	—	$—
RSUs (3)	44,163	$825,848	—	$—
PSUs (4)	—	$—	26,895	$502,937
PSUs (5)	—	$—	41,894	$783,418

A. Wade Pursell
RSUs (6)	11,855	$221,689	—	$—
RSUs (7)	19,087	$356,927	—	$—
RSUs (8)	48,003	$897,656	—	$—
PSUs (4)	—	$—	29,234	$546,676
PSUs (9)	—	$—	37,590	$702,933
PSUs (10)	—	$—	45,537	$851,542

James B. Lebeck
RSUs (3)	32,642	$610,405	—	$—
RSUs (6)	5,269	$98,530	—	$—
RSUs (7)	12,216	$228,439	—	$—
RSUs (11)	14,698	$274,853	—	$—
PSUs (4)	—	$—	18,710	$349,877
PSUs (5)	—	$—	30,965	$579,046
PSUs (9)	—	$—	16,707	$312,421

Herbert S. Vogel (16)
RSUs (8)	84,485	$1,579,870	—	$—
RSUs (12)	21,076	$394,121	—	$—
RSUs (13)	33,593	$628,189	—	$—
PSUs (10)	—	$—	120,219	$2,248,095
PSUs (14)	—	$—	100,240	$1,874,488
PSUs (15)	—	$—	77,177	$1,443,210

Kenneth J. Knott
RSUs (6)	3,952	$73,902	—	$—
RSUs (7)	6,109	$114,238	—	$—
RSUs (8)	15,361	$287,251	—	$—
PSUs (4)	—	$—	9,355	$174,939
PSUs (9)	—	$—	12,530	$234,311
PSUs (10)	—	$—	14,572	$272,496
____________________________
(1)    The market values of RSUs and PSUs that have not vested are calculated using the closing price of $18.70 of our common stock on December 31, 2025.

(2)    These RSUs were granted on September 9, 2024, and vest in 1/3 increments with the remaining vesting scheduled to occur 1/3 on July 1, 2026, and 1/3 on July 1, 2027.
(3)    These RSUs were granted on July 1, 2025, and vest in 1/3 increments with the vesting scheduled to occur 1/3 on July 1, 2026, 1/3 on July 1, 2027, and 1/3 on July 1, 2028.
(4)    These PSUs were granted on October 1, 2024, and vest on July 1, 2027. The PSUs are subject to a three-year performance period ending June 30, 2027. The award is reported at an earned percentage of 100 percent.
(5)    These PSUs were granted on July 1, 2025, and vest on July 1, 2028. The PSUs are subject to a three-year performance period ending June 30, 2028. The award is reported at an earned percentage of 100 percent.
(6)    These RSUs were granted on July 1, 2023, and vest in 1/3 increment with the remaining vesting scheduled to occur on July 1, 2026.
(7)    These RSUs were granted July 1, 2024, and vest in 1/3 increments with the remaining vesting scheduled to occur 1/3 on July 1, 2026, and 1/3 on July 1, 2027.
(8)    These RSUs were granted July 1, 2025, and vest(ed) in 1/6 increments with the remaining vesting scheduled to occur (or having occurred) 1/6 on January 1, 2026, 1/6 on July 1, 2026, 1/6 on January 1, 2027, 1/6 on July 1, 2027, 1/6 on January 1, 2028, and 1/6 on July 1, 2028.
(9)    These PSUs were granted on July 1, 2023, and vest on July 1, 2026. The PSUs are subject to a three-year performance period ending June 30, 2026. The award is reported at an earned percentage of 100 percent.
(10)    These PSUs were granted on July 1, 2025, and vest on July 1, 2028. The PSUs are subject to a three-year performance period ending June 30, 2028. The award is reported at an earned percentage of 100 percent, based on year-end trending performance. However, for retirement eligible employees, if retirement occurs before the end of the performance period, a pro-rated portion of these PSUs will remain eligible to vest (pro-rated based on the number of days elapsed during the three-year performance period beginning on the award date) based on actual performance of the performance metrics.
(11)    These RSUs were granted on January 23, 2023, and vested on January 23, 2026.
(12)    These RSUs were granted on July 1, 2023, and vest(ed) in 1/6 increments with the remaining vesting scheduled to occur (or having occurred) 1/6 on January 1, 2026, and 1/6 on July 1, 2026.
(13)    These RSUs were granted on July 1, 2024, and vest(ed) in 1/6 increments with the remaining vesting scheduled to occur (or having occurred) 1/6 on January 1, 2026, 1/6 on July 1, 2026, 1/6 on January 1, 2027, and 1/6 on July 1, 2027.
(14)    These PSUs were granted on July 1, 2023, and vest on July 1, 2026. The PSUs are subject to a three-year performance period ending June 30, 2026. The award is reported at an earned percentage of 100 percent, based on year-end trending performance. However, for retirement eligible employees, if retirement occurs before the end of the performance period, a pro-rated portion of these PSUs will remain eligible to vest (pro-rated based on the number of days elapsed during the three-year performance period beginning on the award date) based on actual performance of the performance metrics.
(15)    These PSUs were granted on October 1, 2024, and vest on July 1, 2027. The PSUs are subject to a three-year performance period ending June 30, 2027. The award is reported at an earned percentage of 100 percent, based on year-end trending performance. However, for retirement eligible employees, if retirement occurs before the end of the performance period, a pro-rated portion of these PSUs will remain eligible to vest (pro-rated based on the number of days elapsed during the three-year performance period beginning on the award date) based on actual performance of the performance metrics.
(16)    For a description of the treatment of Mr. Vogel’s equity awards upon his termination in advance of his otherwise planned retirement, see “Potential Payments upon Termination or Change of Control-Change of Control Arrangements” below.
2025 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Elizabeth A. McDonald	9,690	$258,820
A. Wade Pursell	43,350	$1,071,179
James B. Lebeck	11,376	$281,101
Herbert S. Vogel	84,200	$2,080,582
Kenneth J. Knott	13,642	$337,094
____________________________
(1)    This column represents the number of shares of common stock issued upon the vesting and settlement of RSUs and PSUs during 2025. As discussed above, each RSU and PSU represents a right to receive one share of our common stock upon settlement pursuant to the terms of the award agreement.
(2)    The value realized on vesting and settlement of the RSUs is computed by multiplying the number of shares of common stock issued upon the vesting and settlement of RSUs by the per share closing market price of the underlying shares on the day prior to settlement date, or, if the day prior to the settlement date was not a market trading date, then on the last market trading date which preceded the day prior to the settlement date. The per share closing market prices utilized for this computation were $24.71 on June 30, 2025, for the vesting and settlement of the third vesting tranche of the 2022 RSU awards, the vesting and settlement of the second vesting tranche of the 2023 RSU awards, and the vesting and settlement of the first vesting tranche of the 2024 RSU awards, all of which were settled on July 1, 2025; and $24.71 on June 30, 2025, for the vesting and full settlement of the July 1, 2022 PSU awards, which were settled based upon an earned percentage of 28%. Additionally, one-third of Ms. McDonald’s RSUs granted on September 9, 2024, vested on September 9, 2025, at a per share closing market price of $26.71.
Pension Benefits
Our Qualified Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all of our employees who joined SM Energy prior to January 1, 2015, and meet age and service requirements. In addition, we sponsor the SERP to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2025 limit was $350,000 in annual base salary income, for certain executive officers with a title of at least vice president). The following table represents the value of the NEO’s pension benefits as of December 31, 2025:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Elizabeth A. McDonald	Qualified Pension Plan	—	$—	$—
	Non–Qualified SERP Pension Plan	—	$—	$—
A. Wade Pursell	Qualified Pension Plan	17	$840,209	$—
	Non–Qualified SERP Pension Plan	17	$548,486	$—
James B. Lebeck	Qualified Pension Plan	—	$—	$—
	Non–Qualified SERP Pension Plan	—	$—	$—
Herbert S. Vogel	Qualified Pension Plan	14	$851,819	$—
	Non–Qualified SERP Pension Plan	14	$1,287,378	$—
Kenneth J. Knott	Qualified Pension Plan	25	$1,065,174	$—
	Non–Qualified SERP Pension Plan	25	$175,681	$—
Non-Qualified Deferred Compensation for 2025
This Non-Qualified Deferred Compensation table sets forth the NEOs participation in the NQDC. This plan allows eligible employees to defer part of their salary and annual incentive bonus on a voluntary basis.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals in Last FY	Aggregate Balance at Last FYE
Elizabeth A. McDonald	$34,582	$34,582	$8,955	$—	$78,119
A. Wade Pursell	$—	$—	$168,903	$—	$1,253,161
James B. Lebeck	$—	$—	$14,220	$—	$93,827
Herbert S. Vogel	$133,904	$133,904	$152,464	$—	$2,948,183
Kenneth J. Knott	$52,107	$48,206	$252,473	$—	$1,775,154
____________________________
(1)    The amounts in this column are also included in the Summary Compensation Table under the Salary column or the Non-Equity Incentive Plan Compensation column, as applicable.
(2)    The amounts in this column represent the matching contributions. The matching contributions are included in the “All Other Compensation” column of the Summary Compensation Table. We match deferred compensation up to an amount equal to six percent of base salary plus any STIP cash bonus.
(3)    The earnings reflected in this column represent deemed investment earnings or losses from voluntary deferrals and Company contributions, as applicable. The NQDC does not guarantee a return on deferred amounts.
Our SERP is a non-qualified deferred compensation plan. The SERP is a non-contributory plan, and additional information about the SERP, including the present value of the accumulated benefits under the SERP for each NEO, is set forth in the “Pension Benefits” section above. In addition, annual increases in the actuarial value of benefits under the SERP are included in the Change In Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above.
Potential Payments Upon Termination or Change of Control
Change of Control Arrangements
Change of control severance protection is provided through change of control executive severance agreements to executives at the level of vice president and above, including each of our NEOs, and to certain other key employees. These agreements have a “double trigger” mechanism, which requires first that a qualifying change of control event has occurred, and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided.

A “Change of Control” is defined to include (a) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of our Company, or (b) a change in more than 50 percent of the composition of the Board, other than as a result of the election of new members of the Board by a vote of the incumbent members of the Board or by our stockholders pursuant to the recommendation of the incumbent members of the Board. The Merger, which closed on January 30, 2026, constituted a Change of Control event under these agreements.
Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a Change of Control (a) without “cause” by our Company or (b) for “good reason” by the officer, each as defined in the agreements. The term “good reason” incorporates the concept of a change in the executive’s status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the ninety (90) days preceding a Change of Control or within two and one-half years thereafter. The term “good reason” also contemplates a reduction in the executive’s base salary and benefits over this same time frame, the requirement that an executive relocate his or her base of employment outside a 25-mile radius from the executive’s primary work location at the time of the Change of Control, failure of the Company to pay certain compensation and benefits, a material breach of the agreement, or failure of any successor to assume the agreement.
Upon a qualifying termination under the change of control severance agreements, the NEOs are entitled to receive a lump sum payment equal to 2.5 times (or 3.0 times for Mr. Vogel) the sum of (i) the greater of the NEO’s base salary as in effect on the termination date or as of immediately prior to the Change of Control and (ii) the greater of the NEO’s target short term incentive plan award as in effect on the termination date or as of immediately prior to the Change of Control. In addition, the NEOs would be entitled to a pro-rata target short term incentive plan award for the year of termination and a lump sum payment equal to 24 times the Company’s then monthly contribution for medical, dental, and vision insurance on behalf of the NEO and the NEO’s family.
Particularly in view of the propensity for mergers, acquisitions, and consolidations in our industry, we believe that change of control executive severance agreements promote stability and continuity among our executives, allowing them to remain neutral in the face of a transaction that would benefit our stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the executive as well as a retention incentive benefiting the Company and our stockholders without creating an unreasonable impediment to a potential acquirer of the Company. We believe that the severance payment amounts under these agreements for our executives are comparable to payment amounts offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance and benefits protection during a reasonable period of time to allow the executive to obtain comparable employment.

Outstanding equity awards held by the NEOs are generally subject to “double trigger” vesting, meaning that outstanding awards will only accelerate in the event of a Change of Control to the extent that the NEO’s employment or engagement is terminated without cause or the NEO resigns for good reason following the Change of Control. In such case, outstanding RSUs and PSUs will fully accelerate, with performance goals deemed to have been achieved at target levels. Upon a termination due to death or disability, (i) RSUs will immediately vest, and (ii) the PSUs will remain outstanding and be eligible to vest based on actual performance of the performance goals. For retirement eligible employees (those who are at least 60 years of age and have completed at least 10 years of service as of the grant date), (i) with respect to PSUs, upon their retirement, a pro-rated portion of the PSUs will remain eligible to vest (pro-rated based on the number of days that have elapsed during the three-year performance period) based on actual performance; and (ii) with respect to RSUs, the RSUs vest on a modified vesting schedule in 1/6th increments, with any unvested RSUs forfeited upon termination (unless otherwise accelerated in accordance with the foregoing termination provisions).
With respect to our NEOs, the following table sets forth the estimated gross taxable compensation payable upon (i) a Change of Control without termination; (ii) termination in connection with a Change of Control; (iii) death or disability; and (iv) voluntary termination or retirement. The amounts set forth below assume a termination date of December 31, 2025, under the executive severance and change of control agreements that were in place at that time, and thus do not take into account the Merger with Civitas (which constituted a Change of Control for purposes of the change of control severance agreements and outstanding equity awards), nor the early termination of Mr. Vogel’s employment in January 2026 in advance of his otherwise planned retirement. In the event the executive is subject to golden parachute excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executive. No excise tax “gross-up” payments are provided.

Potential Payments upon Termination or Change of Control
Name	Base Salary	Cash Bonus	Accelerated Vesting of RSUs and Performance-Based Awards (1)	Continued Employee Benefits	Total
Elizabeth A. McDonald
Change of Control/No Termination	$—	$—	$—	$—	$—
Change of Control Termination	$1,456,000	$1,456,000	$2,526,243	$62,340	$5,500,583
Termination upon Death or Disability	$—	$—	$2,526,243	$—	$2,526,243
Voluntary Termination/Retirement	$—	$—	$—	$—	$—
A. Wade Pursell
Change of Control/No Termination	$—	$—	$—	$—	$—
Change of Control Termination	$1,470,115	$1,470,115	$3,908,200	$64,630	$6,913,060
Termination upon Death or Disability	$—	$—	$3,908,200	$—	$3,908,200
Voluntary Termination/Retirement	$—	$—	$—	$—	$—
James B. Lebeck
Change of Control/No Termination	$—	$—	$—	$—	$—
Change of Control Termination	$1,168,311	$934,650	$2,679,314	$61,424	$4,843,699
Termination upon Death or Disability	$—	$—	$2,679,314	$—	$2,679,314
Voluntary Termination/Retirement	$—	$—	$—	$—	$—
Herbert S. Vogel
Change of Control/No Termination	$—	$—	$—	$—	$—
Change of Control Termination	$2,695,699	$3,234,837	$5,867,917	$58,235	$11,856,688
Termination upon Death or Disability	$—	$—	$5,867,917	$—	$5,867,917
Voluntary Termination/Retirement	$—	$—	$—	$—	$—
Kenneth J. Knott
Change of Control/No Termination	$—	$—	$—	$—	$—
Change of Control Termination	$1,044,297	$783,223	$1,268,617	$36,807	$3,132,944
Termination upon Death or Disability	$—	$—	$1,268,617	$—	$1,268,617
Voluntary Termination/Retirement	$—	$—	$—	$—	$—
_________________________________
(1)    The amounts reflected in the “Accelerated Vesting of RSUs and Performance-Based Awards” column represents (i) the market-value of all unvested RSUs as of December 31, 2025, (ii) the target value of all unvested PSU awards as of December 31, 2025, based on the settlement conditions in each respective award agreement; and (iii) for both RSUs and PSUs, the value of dividend equivalent rights on such unvested awards. Upon termination due to death or disability, (i) RSUs immediately vest and are settled; and (ii) performance-based awards remain outstanding and such awards are not settled and released until the end of the respective performance period and determination of the final settlement factor.

As described above, Mr. Vogel’s employment terminated in advance of his otherwise planned retirement in a manner that qualified for severance benefits under the Company’s change of control executive severance agreements and the Merger constituted a Change in Control under the Company’s change of control executive severance agreements and outstanding equity awards. As such, Mr. Vogel received the following payments and benefits in connection with his termination: (1) accelerated vesting of performance share awards totaling a value of $2,997,879 (based on our closing price per share on January 29, 2026 of $18.87) in accordance with each award agreement; (2) accelerated vesting of restricted share awards totaling a value of $2,002,805 (based on our closing price per share on January 29, 2026 of $18.87) in accordance with each award agreement; (3) severance benefits of $5,930,537, reflecting 3.0 times his base salary and target bonus; (4) a pro-rata 2026 target STIP award of $88,626, and (5) a $58,235 payment to offset the costs of continued medical, dental, and vision insurance coverage.
Equity Compensation Plans

The Company has equity compensation plans under which options and shares of the Company’s common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of our Board of Directors. The following table is a summary of the shares of common stock authorized for issuance under equity compensation plans as of December 31, 2025:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	—	—
Restricted stock units(1)(2)	1,447,925	N/A
Performance share units(1)(2)(3)	819,605	N/A
Total for Equity Incentive Compensation Plan	2,267,530	—	2,532,469
Employee Stock Purchase Plan(4)	—	—	3,046,153
Equity compensation plans not approved by security holders	—	—	—
Total for all plans	2,267,530	—	5,578,622
____________________________
(1)    In May 2025, our stockholders approved the Equity Plan, which succeeded the SM Energy Company Equity Incentive Compensation Plan, as amended and restated effective as of May 22, 2018 (“Predecessor Equity Plan” and together with the Equity Plan, the “Equity Plans”). The Company ceased granting awards under the Predecessor Equity Plan, however, existing awards remain outstanding under the Predecessor Equity Plan. The Equity Plan authorizes the issuance of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, stock appreciation rights, performance share units, and stock-based awards to key employees, consultants, and members of the Board of the Company or any affiliate of the Company. The number of shares of the Company’s common stock underlying awards granted in 2025, 2024, and 2023 under the Equity Plans were 1,466,390, 774,687, and 943,979, respectively.
(2)    RSUs and PSUs do not have exercise prices associated with them, but rather a weighted-average per unit fair value which is described here in order to provide additional information regarding the potential dilutive effect of the awards. The weighted-average grant date per unit fair value for the outstanding RSUs and PSUs was $30.55 and $32.18, respectively.
(3)    The number of awards to be issued assumes a multiplier of one. The final number of shares of the Company’s common stock issued upon settlement of PSUs may vary depending on the three-year multiplier determined at the end of the performance period under the Equity Plans, which ranges from zero to two.
(4)    Under the ESPP, eligible employees may purchase shares of the Company’s common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the common stock is 85 percent of the lower of the fair market value of the common stock on the first or last day of the six-month offering period, and shares issued under the ESPP on or after December 31, 2011, have no minimum restriction period. The ESPP is intended to qualify under Section 423 of the IRC. The number of shares of the Company’s common stock issued in 2025, 2024, and 2023 under the ESPP were 167,027, 97,500, and 114,427, respectively.
CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), certain U.S. public companies must disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees (excluding the CEO).
We identified our current median employee as of December 19, 2025, using the consistently applied compensation measure determined by calculating the sum of 2025 annual base salary and actual cash bonus paid to each employee, including any overtime pay. In making this determination we annualized bonus, base salary, and any overtime pay for employees that were not employed for the entirety of 2025.
We determined that the amount of the annual total compensation of our median employee for 2025 was $202,421. This amount represents the total compensation that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(x) of Regulation S-K for the median employee if the employee had been an NEO for fiscal year 2025. We then determined that the amount of our former CEO’s annual total compensation for 2025 was $7,878,612, which represents the amount reported for our former CEO in the “Total” column of the 2025 Summary Compensation Table.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Herbert S. Vogel	2025	$889,262	$5,500,001	$992,416	$342,029	$154,904	$7,878,612
Former President, Chief Executive Officer and Director
Median Employee	2025	$128,500	$31,795	$30,917	$—	$11,209	$202,421
____________________________
(1)    The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with FASB ASC Topic 718. These grant date fair values have been determined in accordance with Note 2 to the Summary Compensation Table set forth above.
(2)    The amounts in this column represent the cash bonuses paid in 2026, but earned during 2025, under the STIP.
(3)    The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each individual’s combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. Neither individual received preferential or above market earnings on deferred compensation.
(4)    Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contributions to our NQDC, and any anniversary gift cards.

Based on the foregoing, for 2025, the ratio of the annual total compensation of our CEO to the annual total compensation for our median employee is 39:1. This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules and based on our payroll and employment records.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs.

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Total Shareholder Return	Peer Group Total Shareholder Return (4)	Net Income	Adjusted Free Cash Flow (5)
							(in millions)
2025	$7,878,612	$(4,392,669)	$3,152,219	$125,782	$328.58	$249.26	$648	$481
2024	$12,240,662	$11,928,971	$3,516,638	$3,473,519	$663.43	$244.11	$770	$306
2023	$11,060,630	$12,463,744	$2,891,619	$3,247,712	$650.33	$254.80	$818	$285
2022	$6,733,036	$11,113,208	$2,083,619	$3,751,637	$575.24	$252.51	$1,112	$804
2021	$4,295,321	$14,520,242	$1,639,759	$5,005,015	$482.24	$165.60	$36	$483
____________________________
(1)    Herbert S. Vogel, served as principal executive officer (“PEO”) for each of the years shown. The remaining NEOs (“Non-PEO NEOs”) for each year presented above consisted of the following:
•2025 and 2024: A. Wade Pursell, Elizabeth A. McDonald, James B. Lebeck, Kenneth J. Knott
•2023: A. Wade Pursell, James B. Lebeck, Kenneth J. Knott, Mary Ellen Lutey
•2022 and 2021: A. Wade Pursell, David W. Copeland, Mary Ellen Lutey, Lehman E. Newton, III
(2)    See “Adjustments to Determine Compensation Actually Paid” table below for additional detail.
(3)    Compensation Actually Paid to the PEO for 2025 is negative primarily due to a decline in the Company’s stock price during the year, which reduced the fair value of outstanding equity awards under the SEC’s required valuation methodology as calculated under Item 402(v) of Regulation S-K and does not reflect a recovery of compensation from the PEO.
(4)    The peer group used for comparison of cumulative total shareholder return is the Dow Jones Exploration and Production Index - DJUSOS.
(5)    We deemed adjusted free cash flow to be the most important financial performance measure used to link Company performance to compensation actually paid to our PEO and non-PEO NEOs for all years presented. See “Performance Measure” table below for additional detail.
The following table sets forth the adjustments made during 2025 in the Pay Versus Performance table to arrive at compensation actually paid to our PEO and non-PEO NEOs:

Adjustments to Determine Compensation Actually Paid
	2025
	PEO (Herbert S. Vogel)	Average for Non-PEO NEOs
Total Compensation as reported in SCT	$7,878,612	$3,152,219
Deduction of “Change in Pension Value and Nonqualified Deferred Compensation Earnings” reported in SCT	(342,029)	(96,728)
Service cost for pension plans	143,513	35,891
Deduction of “Stock Awards” reported in SCT	(5,500,001)	(1,824,993)
Fair value of awards granted during year, which remain unvested as of year-end	3,232,881	1,112,368
Year-over-year change in fair value of awards granted in prior years that were outstanding and unvested as of year-end	(7,700,131)	(1,864,073)
Change in fair value from prior year-end to vesting date of awards granted in prior years that vested during the year	(2,105,514)	(388,902)
Compensation Actually Paid	$(4,392,669)	$125,782
Unvested equity awards presented in the table above are computed in accordance with FASB ASC Topic 718.

The following is an unranked list of the most important performance measures that link compensation actually paid to our PEO and non-PEO NEOs to Company performance. See the CD&A section above for additional discussion of why we think these measures are important.

Performance Measure	Description
Adjusted Free Cash Flow	Net cash provided by (used in) operating activities less capital expenditures, less budgeted stockholder returns actually paid in the period.
Absolute TSR	Measurement of the compounded annual growth rate of the Company’s TSR.
Relative TSR	Measurement of the compounded annual growth rate of the Company’s TSR compared to that of the applicable peer group.
Adjusted EBITDAX
Adjusted EBITDAX represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items.

In accordance with Item 402(v) of Regulation S-K, we are providing the following charts depicting the relationships between compensation actually paid to the PEO and non-PEO NEOs, and the following financial performance metrics: adjusted free cash flow, TSR, and net income (loss). The graph presenting TSR includes a comparison of the Company’s TSR to the peer group TSR. As described in greater detail in the CD&A, we utilize multiple performance measures to align executive compensation with annual and long-term performance, and all of those measures are not presented in the following charts.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our stockholders are being asked to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, this Proposal 2 is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, and will not require our Board or the Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions and executive compensation program design. In particular, to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We currently hold annual advisory votes to approve the compensation of our named executive officers and in accordance with such policy, the next advisory vote will be held at our 2027 annual meeting of stockholders.
As described in the CD&A, our executive compensation programs are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to incentivize them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of our named executive officers’ compensation is allocated to performance-based short-term and long-term incentive programs that are dependent on our performance (and thereby “at-risk”). In addition, as an executive officer’s responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed “at-risk” increases in relation to base salary. Furthermore, our NEOs’ targeted total direct compensation (base salary plus target cash bonus plus long-term incentive compensation) is generally designed to approximate the median of our peer group.
As discussed in greater detail in the CD&A, during 2025 we executed our core strategic objectives by achieving record operating cash flow and production, reducing net debt, returning capital to our stockholders, and expanding our top-tier inventory through the successful integration of the Uinta Basin asset and entering into the Merger with Civitas, which closed in January, 2026.
Our STIP measures and rewards annual performance using metrics that we believe are the key drivers of long-term stockholder value creation. Upon evaluation of our performance with respect to the six quantitative and two qualitative metrics that are described in greater detail in the CD&A, the Compensation Committee applied a 0.93 times multiplier to our NEOs’ target cash bonus awards.
With respect to the 2022-2025 LTIP performance period, our TSR performance fell below the threshold payout level on both an absolute and relative basis, resulting in zero payout for those metrics. With respect to the free cash flow generation metric, our performance exceeded the threshold level but fell short of target. With respect to the sustainability metric, our performance exceeded the threshold level for all three components, with two components (GHG emissions intensity reduction and employee and contractor safety) falling short of target, and one component (spill performance), exceeding target. Taken together, our 2022-2025 LTIP performance resulted in a PSU multiplier of 0.28 times. Over a five year period, our average LTIP multiplier is 1.36 times, and over a ten year period is 0.79 times, reflecting the rigorous nature of our LTIP.
As you consider this Proposal 2, we urge you to read the CD&A, which more thoroughly discusses how our compensation policies and procedures are designed to reflect and implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals, and significantly align the interests of our management with those of our stockholders.

In light of these circumstances, we are asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the Proxy Statement for SM Energy Company’s 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the “Compensation Discussion and Analysis” section, and in the Summary Compensation Table and the other related tables and disclosures in the Proxy Statement.”

☑	Our Board recommends voting “FOR” the advisory vote to approve named executive officer compensation.

DIRECTOR COMPENSATION
2025 Non-Employee Director Compensation*

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Carla J. Bailo	$115,000	$185,023	$—	$—	$—	$—	$300,023
Stephen R. Brand(6)	$—	$—	$—	$—	$—	$—	$—
Barton R. Brookman	$—	$280,038	$—	$—	$—	$5,000	$285,038
Ramiro G. Peru	$120,000	$185,023	$—	$—	$—	$25,000	$330,023
Anita M. Powers	$—	$280,038	$—	$—	$—	$—	$280,038
Julio M. Quintana	$95,000	$325,030	$—	$—	$—	$8,667	$428,697
Rose M. Robeson	$115,000	$185,023	$—	$—	$—	$—	$300,023
William D. Sullivan	$—	$280,038	$—	$—	$—	$5,000	$285,038
Ashwin Venkatraman	$95,000	$185,023	$—	$—	$—	$—	$280,023
____________________________
(1)    The Company issued to Ms. Bailo, Mr. Brookman, Mr. Peru, Ms. Powers, Mr. Quintana, Ms. Robeson, Mr. Sullivan, and Mr. Venkatraman their respective equity retainer of 7,982 shares of our common stock on May 22, 2025, after each such director’s election to the Board on May 22, 2025. Mr. Brookman, Ms. Powers, and Mr. Sullivan elected to receive their 2025 cash retainer in shares of the Company’s common stock, which resulted in a grant on May 22, 2025, of 4,099 additional shares of the Company’s common stock under the Company’s Equity Plan. The Company issued to Mr. Quintana an additional 6,040 shares of the Company’s common stock on May 22, 2025, for serving as the non-executive Chairman of the Board. These stock awards are for the annual service period from May 22, 2025, through May 21, 2026. The shares became unrestricted on December 31, 2025. The value of the stock awards represents the grant date fair value as calculated under the valuation provisions required by FASB ASC Topic 718.
(2)    The grant date fair value of each share of our common stock issued to non-employee directors over their past year of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the grant date fair value. There were no forfeitures by directors during fiscal year 2025.

Grant Date	Shares	Value	Grantee
5/22/2025	7,982	$185,023	Bailo, Peru, Robeson, Venkatraman
5/22/2025	12,081	$280,038	Brookman, Powers, Sullivan
5/22/2025	14,022	$325,030	Quintana
(3)    As of December 31, 2025, the restrictions expired on the shares granted to our non-employee directors during 2025. As such, none of our non-employee directors held any unvested awards as of December 31, 2025.
(4)    For the year ended December 31, 2025, no stock options were issued to directors, nor have any stock options been issued to the directors since December 2004. As of December 31, 2025, the non-employee directors do not hold any outstanding stock options.
(5)    The amounts in this column represent matching charitable contributions made on the behalf of Messrs. Brookman, Peru, Quintana and Sullivan for the year 2025 under our matching charitable gift program.
(6)    Dr. Brand retired from the Board effective as of the adjournment of the Company’s 2025 annual meeting of stockholders.
*     Each of Morris R. Clark, Carrie M. Fox, Lloyd W. Helms, Jr., Wouter T. van Kempen and Howard A. Willard III served as directors of Civitas prior to the Merger. In connection with their service as directors of Civitas during 2025 through the closing of the Merger, they received compensation from Civitas (including cash compensation and the grant date value of equity awards) as follows: Mr. Clark $506,675; Ms. Fox $481,675; Mr. Helms $533,734, Mr. van Kempen $510,341; and Mr. Willard $551,974. In addition, Mr. van Kempen served as Interim Chief Executive Officer of Civitas from August 6, 2025, through the closing of the Merger and received total compensation (including cash compensation, the grant date value of equity awards, cash severance payments and the Merger-related retention bonus described below) of $19,529,669 in connection with his service in such capacity. Prior to the closing of the Merger, the Civitas Compensation Committee approved retention bonuses for all of Civitas’ employees from the $50,000,000 retention bonus pool established pursuant to the Merger Agreement, including $21,000,000 to Civitas’ executive officers, which bonuses were incremental to any cash compensation, grant date equity awards and cash severance payments previously awarded. SM Energy was not involved in the decisions with respect to the retention bonus pool and the specific allocations of the $21,000,000 among the executive officers were not disclosed to SM Energy until after the Merger closing. These awards included the following amounts for the executive officers of Civitas: Mr. van Kempen $6,000,000; Travis Counts $6,000,000; Clay Carrell $5,000,000 and Marianella Foschi $4,000,000.
General Overview
The annual service period for our directors begins immediately following each annual meeting of our stockholders and continues until the successive annual meeting of our stockholders. For service during the

2025-2026 term, target base compensation for each member of the Board of Directors was set at $280,000 annually, and was split between (i) an equity grant comprised of the Company’s common stock valued at $185,000 at the time of election; and (ii) a cash retainer of $95,000, paid in lieu of Board and Committee meeting attendance fees. Mr. Vogel, who served as our President and Chief Executive Officer and the only employee director during 2025, did not receive additional compensation for serving on our Board or any committee of our Board.
The annual compensation for each non-employee director is as follows, plus reimbursement for expenses incurred in attending Board and committee meetings and director education programs:
•Cash Retainer—A $95,000 retainer (in lieu of Board and committee meeting attendance fees) payable at the individual director’s option, either entirely in cash or shares of our common stock. Mr. Brookman, Ms. Powers, and Mr. Sullivan elected to have their 2025-2026 cash retainer paid in shares of our common stock, which resulted in a grant on May 22, 2025, of 4,099 shares of our common stock under our Equity Plan. In the event any director attends more than 30 board and committee meetings in the aggregate during the annual service period, such director will receive $1,500 per meeting for each meeting in excess of 30.
•Equity Retainer—A grant of shares of our common stock with a value of $185,000. This grant, which equated to 7,982 shares of our common stock, was issued under the Equity Plan on May 22, 2025. These shares and any shares issued pursuant to the retainer became unrestricted on December 31, 2025. The related compensation expense that we record is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.
We pay the chairs of the following committees the specified cash retainers at the beginning of the annual director service period in recognition of the additional responsibilities of their respective committee assignments:
•Audit Committee Chair—$25,000
•Compensation Committee Chair—$20,000
•G&S Committee Chair—$20,000
We paid Mr. Quintana a retainer equal to $140,000 for his service as non-executive Chairman of the Board during the 2025-2026 annual service period. The retainer was paid in the form of shares of our common stock on May 22, 2025, and resulted in a grant of 6,040 shares. The retainer was paid in addition to his non-employee director compensation.
We maintain a matching charitable gift program to encourage financial support for organizations that are exempt from federal income taxation in which employees and our non-management directors may participate. Our annual charitable contributions budget, which includes this matching program, is determined by management at the beginning of each year, and all budgeted funds are expended for charitable purposes. Messrs. Brookman, Peru, Quintana and Sullivan participated in this program during 2025, and we matched a total of $43,667 in non-employee director contributions under this program. We may suspend, change, revoke or terminate the charitable gift program at any time.
Certain directors are eligible to participate in our Company-wide health, pharmacy, dental, and vision insurance programs at a premium cost that is equal to the COBRA rates associated with our plan. Participation in Company plans is considered non-compensatory, and directors currently participating in such plans are no longer eligible to participate upon such director reaching the age of Medicare eligibility.
The Compensation Committee has established equity ownership guidelines for non-employee directors of five times the annual cash retainer amount. Directors are allowed time to meet this guideline and are not required to acquire shares in the open market for this purpose.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock

The following table shows beneficial ownership of shares of our common stock as known to us as of the Record Date, April 1, 2026, by all beneficial owners of more than five percent of the outstanding shares of our common stock, by each director, director nominee, and named executive officers, and all directors and executive officers as a group. RSUs and PSUs that will not vest within 60 days of April 1, 2026, (and for which no actual shares have been issued) are not included in this table. Deferred RSUs that could vest within 60 days of April 1, 2026, are included in this table (see Footnote 4 below the table). A supplemental table has been included later in this section describing the number of RSUs and PSUs owned by the individuals described below. Except as otherwise indicated, the address for each of the named security holders is 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203.

Name of Beneficial Owner	Shares Beneficially Owned	Percent Beneficially Owned(1)
Name and Address of Stockholders Owning More Than 5%
BlackRock Inc.(2)	33,455,147	14.0%
50 Hudson Yards
New York, NY 10001
The Vanguard Group(3)	13,856,552	5.8%
100 Vanguard Blvd.
Malvern, PA 19355
Name and Position of Directors, Director Nominees and Named Executive Officers
Barton R. Brookman, Director	26,747	*
Morris R. Clark, Director(4)	62,812	*
Carrie M. Fox, Director(4)	89,023	*
Lloyd W. Helms, Jr., Director(4)	17,540	*
Ramiro G. Peru, Director	90,517	*
Julio M. Quintana, Director	109,814	*
Rose M. Robeson, Director	41,363	*
Wouter T. van Kempen, Director(4)	135,585	*
Ashwin Venkatraman, Director	10,009	*
Howard A. Willard III, Director(4)	72,962	*
Elizabeth A. McDonald, President and Chief Executive Officer	6,362	*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	405,610	*
Blake D. McKenna, Executive Vice President and Chief Operating Officer	—	*
James B. Lebeck, Executive Vice President - Chief Corporate Development Officer, General Counsel and Corporate Secretary	14,837	*
Herbert S. Vogel, Former President and Chief Executive Officer	625,418	*
All Directors and Executive Officers as a group (14 persons)	1,083,181	0.5%
____________________________
* Less than 1 percent.
(1)    Based on an aggregate of 239,741,889 shares of outstanding common stock as of April 1, 2026.
(2)    According to a Statement on Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on March 4, 2026, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 33,455,147 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, sole voting power as to 33,100,271 shares, and sole dispositive power as to 33,455,147 shares.
(3)    The Vanguard Group (“Vanguard”) subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over SM Energy securities beneficially owned by various subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis).
(4)    Pursuant to the Merger, each outstanding Civitas deferred restricted stock unit (“DSU”) award fully vested and was converted into an SM Energy DSU award equal to the product of the number of shares of Civitas common stock subject to such Civitas DSU Award and 1.45, rounded up to the nearest whole number. The amounts shown include the following vested DSUs that will settle in SM Energy common stock upon the director's separation from the board: (i) 62,812 shares - Morris R. Clark; (ii) 62,812 shares - Carrie M. Fox; (iii) 17,540 shares - Lloyd W. Helms, Jr.; (iv) 29,417 shares - Wouter T. van Kempen; and (v) 62,812 shares - Howard A. Willard III.

Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, the Company’s executive officers, Directors, and all persons who own more than 10 percent of a registered class of the Company’s equity securities must file reports of ownership and ownership changes with the SEC. All requisite Section 16(a) filings were timely filed in 2025.
Restricted Stock Units and Performance Share Units
Restricted stock units represent the right to receive shares of our common stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The holders of RSUs do not have voting rights, nor are they entitled to receive any cash dividends or other distributions paid in cash on our common stock prior to vesting. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.
Performance share units represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period, a number of shares of our common stock that may be from zero to 200 percent of the number of PSUs granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSUs have vested. The holders of PSUs do not have voting rights, nor are they entitled to receive any cash dividends or other distributions paid in cash on our common stock.
The following table shows the number of RSUs and PSUs owned by each of the directors, our named executive officers and all directors and executive officers as a group, as of April 1, 2026.

Name	Total Restricted Stock Units(1)	Total Performance Share Units	Total Vested Performance Share Units(2)
Barton R. Brookman, Director	—	—	—
Morris R. Clark, Director	—	—	—
Carrie M. Fox, Director	—	—	—
Lloyd W. Helms, Jr., Director	—	—	—
Ramiro G. Peru, Director	—	—	—
Julio M. Quintana, Director	—	—	—
Rose M. Robeson, Director	—	—	—
Wouter T. van Kempen, Director	—	—	—
Ashwin Venkatraman, Director	—	—	—
Howard A. Willard III, Director	—	—	—
Elizabeth A. McDonald, President and Chief Executive Officer	63,543	68,789	—
A. Wade Pursell, Executive Vice President and Chief Financial Officer	78,945	112,361	—
Blake D. McKenna, Executive Vice President and Chief Operating Officer	12,481	11,840	—
James B. Lebeck, Executive Vice President - Chief Corporate Development Officer, General Counsel and Corporate Secretary	50,127	66,382	—
All Directors and Executive Officers as a group (14 persons)	205,096	259,372	—
____________________________
(1)    DSUs held by directors previously serving on the Civitas board of directors fully vested and converted into SM Energy DSUs in connection with the Merger, as described in Footnote 4 to the table above. Accordingly, such DSUs are not included in this table.
(2)    PSUs granted on July 1, 2023, will vest on July 1, 2026. PSUs granted on October 1, 2024, will vest on July 1, 2027. PSUs granted on July 1, 2025, will vest on July 1, 2028. The amounts shown reflect the vested portion of the PSUs owned by each director, named executive officer and all directors and executive officers as a group. The actual number of shares of our common stock issued to settle the PSUs at the end of the performance period may vary from zero to 200 percent of the number of PSUs indicated, depending on the extent to which we have achieved our performance goals.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of SM Energy Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (b) the qualifications, independence, and performance of SM Energy Company’s independent registered public accounting firm; (c) the performance of SM Energy Company’s internal audit function; and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.
Management is responsible for the Company’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2025, was responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2025. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including critical audit matters arising from the current period audit. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements of the Company be included in the 2025 Annual Report.
Respectfully submitted by the Audit Committee of the Board of Directors,
Ramiro G. Peru, Chair
Morris R. Clark
Carrie M. Fox
Lloyd W. Helms, Jr.
Rose M. Robeson
Ashwin Venkatraman
Audit Committee Pre-Approval Policy and Procedures
Prior to the engagement of the independent registered public accounting firm, the Audit Committee’s policy requires the Audit Committee to review and pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (including the related fees and other terms of such services). Per the Audit Committee charter, the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent registered public accounting firm. Further, any non-audit services to be performed by the independent registered public accounting firm require advance approval from the Audit Committee, unless the non-audit services meet a de minimis exception allowed by law in which case the pre-approval may be waived. The Audit Committee establishes a process for annually evaluating the independent auditor. That evaluation includes several factors related to the independent auditor, including qualifications and expertise, past performance, obtaining an annual assessment from the Company’s management, interactions with the independent auditor, the results of any PCAOB inspection, and the appropriateness of fees.
In connection with this policy, the following procedures are followed: (a) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent registered public accounting firm during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent registered public accounting firm; (b) actual amounts paid to the independent registered public accounting firm are monitored by financial management of our Company, which are reviewed, negotiated, and approved by the Audit Committee; (c) any services proposed to be provided by the independent registered public accounting firm and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (d) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the knowledge of management, neither Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended 2025, nor any of its members had any direct or material indirect financial interest in our Company or any connection with our Company in any capacity other than as our independent registered public accounting firm for the years ended December 31, 2025, and 2024.
We incurred the following fees for the audit of the consolidated financial statements and for other services related to the last two fiscal years. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	2025	2024
Audit Fees(1)	$1,869,000	$2,102,500
Audit Related Fees	$—	$—
Tax Fees(2)	$20,000	$20,000
All Other Fees	$—	$—
Total Fees	$1,889,000	$2,122,500
____________________________
(1)    Includes fees associated with (i) the audit of our annual financial statements and review of our quarterly financial statements, (ii) the audit of internal control over financial reporting, (iii) reviews of registration statements, unregistered securities transactions and related consents and comfort letters, and (iv) services rendered in connection with other statutory and regulatory filings.
(2)    Includes basic tax compliance services and assistance with technical research.

The Audit Committee concluded that the provision of the non-audit services, such as tax services, does not compromise Ernst & Young LLP’s independence.

Change in Independent Registered Public Accounting Firm

On February 4, 2026, the Audit Committee dismissed Ernst & Young as the Company’s independent registered public accounting firm and appointed Deloitte & Touche LLP for the fiscal year ending December 31, 2026. The change was effective upon the completion of Ernst & Young’s audit of the Company’s consolidated financial statements for the year ended December 31, 2025. Ernst & Young’s audit report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025, and 2024, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2025, and 2024, and in the subsequent interim period through February 26, 2026, the date of Ernst & Young’s report on the Company’s December 31, 2025 financial statements, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter thereof in connection with its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2024, and 2023, and in the subsequent interim period through February 4, 2026, neither the Company, nor any party on behalf of the Company, consulted with Deloitte & Touche with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte & Touche that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The change in independent auditors was previously disclosed in our Current Report on Form 8-K filed with the SEC on February 9, 2026. A copy of Ernst & Young’s related letter, dated February 9, 2026, was attached as Exhibit 16.1 to that Form 8-K.

A representative of Ernst & Young is expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our stockholders are being asked to ratify the appointment by the Audit Committee of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2026. The Audit Committee has engaged Deloitte to perform the audit of our financial statements as of and for the year ending December 31, 2026.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Deloitte is not required by law or our organizational documents, our Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If our stockholders do not ratify the appointment of Deloitte, the Audit Committee will consider whether to engage another independent registered public accounting firm, but will not be obligated to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
A representative of Deloitte is expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

☑	Our Board recommends voting “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures on Transactions with Related Persons
Our Related Person Transactions Policy sets forth the policies and procedures for the Audit Committee’s review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000 per annum, and (c) a related person has or will have a direct or indirect material interest. For purposes of our Related Person Transactions Policy, a “related person” means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than five percent of our outstanding shares of common stock, and (iii) any immediate family member of any of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to us, the availability of other sources for comparable products or services, the impact on a director’s independence in the event the related person is a director, and the extent of the related person’s interest in the transaction. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to ensure that they are in compliance with the policy and remain appropriate.
In addition, our By-Laws provide that a director, officer, or employee of our Company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with us. These restrictions do not apply to the acquisition of less than one percent of the publicly traded stock of another company.
Transactions with Related Persons
We recognize that transactions with related persons may raise questions among stockholders regarding whether those transactions are consistent with our best interests and the best interests of our stockholders. It is our policy to enter into or ratify such transactions only when our Board, acting through the Audit Committee or as otherwise described herein, determines that the transaction in question is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Such transactions include, but are not limited to, situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternate sources, or when we obtain products or services from, or provide products or services to, related persons on an arm’s length basis on terms comparable to those obtained from or provided to unrelated third parties or on terms comparable to those obtained from or provided to employees generally. Since January 1, 2025, with the exception of the transactions described in the following paragraph, which was approved by our Audit Committee, we had no transactions that required approval under our Related Person Transactions Policy.
Mary Ellen Lutey, former Senior Vice President - Texas, previously served as an executive officer of the Company prior to her retirement on July 1, 2025. Dean Lutey, the spouse of Ms. Mary Ellen Lutey and the Company’s former Senior Vice President - Chief Information Officer, retired from the Company on January 2, 2026. During the fiscal year ended December 31, 2025, and through his retirement date of January 2, 2026, Mr. Lutey earned total compensation of $1,642,474, which included his base salary, annual bonus, LTIP awards, benefits under our qualified and non-qualified benefit plans, and matching contributions by the Company under its 401(k) Profit Sharing Plan and Non-Qualified Deferred Compensation Plan. Mr. Lutey also participated in the Company’s benefit programs for its employees.

Compensation Committee Interlocks and Insider Participation
None of the directors who served on the Compensation Committee during fiscal year 2025 has ever served as one of our officers or employees. During fiscal year 2025, there were no Compensation Committee interlocks.

VOTING, ATTENDANCE, AND OTHER MATTERS
Who Can Vote
Only stockholders of record at the close of business on the Record Date, April 1, 2026, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock held on that date. As of April 1, 2026, there were 239,741,889 shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third of our outstanding shares of common stock entitled to vote are present at the Annual Meeting being conducted via live audio webcast, or by proxy. Abstentions and broker non-votes (as described below) count as present for establishing a quorum. Shares held by us as treasury shares are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
How to Vote
Stockholder of Record. Stockholders whose shares are registered in their own name may vote via the Internet, by telephone or by mailing a completed proxy card. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, you must sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified in a proxy, such proxy will be voted as follows:
•FOR the election of the 11 nominees named in this Proxy Statement under the caption “Proposal 1—Election of Directors;”
•FOR the advisory approval of the compensation of our named executive officers;
•FOR the ratification of the appointment by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2026; and
•in the discretion of the proxy holders named on the proxy card as to any other matter that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.
Street Name Stockholder. If your shares are registered in the name of a bank, broker or other nominee and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares via the Internet or by telephone rather than by mailing a completed voting instruction card provided by your bank, broker or other nominee. Please check the voting instruction card provided by your bank, broker or other nominee for availability and instructions.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.
Differences Between Stockholders of Record and Street Name Holders
Most stockholders hold their shares through a bank, broker or other nominee (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote through the internet at the virtual Annual Meeting.
•Street Name Stockholder. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to participate in the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares through the internet at the virtual Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.
Participating in the Virtual Annual Meeting
In order to access the virtual Annual Meeting, you must (a) have beneficially owned shares of our common stock on April 1, 2026, and (b) register at https://web.viewproxy.com/sm-energy/2026 by 11:59 p.m. (EDT) on May 20, 2026. You will need to enter your name, phone number, and email address. After registering, and prior to the Annual Meeting, you will receive a meeting invitation by email with a unique link to join the Annual Meeting. You will be able to listen, vote, and submit questions during the virtual Annual Meeting. Instructions on how to participate via the internet, including how to demonstrate proof of share ownership, are posted at https://web.viewproxy.com/sm-energy/2026. Information on this website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
Annual Meeting Webcast
A webcast replay of the Annual Meeting will also be archived on our Investor Relations website, http://sm-energy.com/investors, until June 21, 2026.
Submitting Questions at the Annual Meeting
Our stockholders may submit a question during registration at https://web.viewproxy.com/sm-energy/2026 or during the virtual meeting by typing your question into the questions and comments section of the virtual Annual Meeting interface. Questions must be proper and must be submitted during the relevant portion of the meeting agenda. Questions on similar topics or that are otherwise generally related may be grouped together and answered at once, and we reserve the right to exclude questions regarding topics that are not pertinent to the meeting, our Company, or that are not compliant with the rules of conduct for the meeting. Our Chairman or CEO, or other representative, as appropriate, will endeavor to answer as many pertinent questions as time permits.
If the Virtual Annual Meeting Experiences Technical Difficulties
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via https://web.viewproxy.com/sm-energy/2026.
There will be technicians available to assist with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in at least 30 minutes prior to the start of the Annual Meeting, so we may try to address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.
Voting Requirements; Vote Treatment
If you hold your shares in street name, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each routine matter for which it has discretionary authority under the rules of the NYSE.
There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be entitled to vote with respect to non-discretionary matters.
Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.
If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, we expect that the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), and Proposal 2 (Advisory Vote on Executive Compensation), and your shares will be considered “broker non-votes” with respect to these proposals; but will nevertheless be entitled to vote your shares with respect to Proposal 3 (Ratification of Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2026) in the discretion of the record holder.
•Proposal 1 (Election of Directors): Our By-Laws provide that the election of directors will be decided by the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on the election of directors and will have the same effect as a vote “Against” a director. Broker non-votes will have no effect on the outcome of the vote for directors.
•Proposal 2 (Advisory Vote on Executive Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it is not binding, will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, us or our Board. However, the Compensation Committee of our Board will take into account the outcome of the vote when considering future executive compensation decisions.
•Proposal 3 (Ratification of Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2026): Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal. We expect that brokers will have discretionary authority to vote on this proposal and, assuming they exercise such discretionary authority, there will not be any broker non-votes. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Stockholders Sharing the Same Address
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, 2025 Annual Report, and Proxy Statement until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2025 Annual Report, or Proxy Statement, please submit a request to our Corporate Secretary, James B. Lebeck, at 1700 Lincoln St., Suite 3200, Denver, CO 80203, or call (303) 830-5855, and we will promptly send such materials to you at no cost. You may also contact our Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.
Revoking a Proxy
If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:
•submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting;
•voting by Internet while participating in the virtual Annual Meeting (participating in the Annual Meeting by internet does not revoke your proxy unless you vote by Internet during the virtual Annual Meeting); or
•filing a written revocation before the Annual Meeting with our Corporate Secretary at our principal executive offices, which are located at 1700 Lincoln St., Suite 3200, Denver, CO 80203.
If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with your nominee’s procedures.
Payment of Proxy Solicitation Costs
We will pay all costs of soliciting proxies. The Board of Directors has retained Alliance Advisors, LLC to assist in the solicitation of proxies for total fees of $10,500, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, electronic mail or via the Internet. In addition, our officers, directors, and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be compensated for soliciting the proxies but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2027 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Rule 14a-8 addresses when we must include a stockholder proposal in our proxy materials, including eligibility and procedural requirements that apply to the proponent. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 9, 2026.
In addition to the requirements of Rule 14a-8, all stockholder proposals (including any director nomination) must comply with the notice requirements contained in our By-Laws, which require, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder, specific information concerning such stockholder’s interests in our securities and a commitment by any proposed director nominee to serve the full term if nominated and elected. In addition, the notice must include the recommended director nominee’s name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. In order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the 2027 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to our Board or a proposal of business for the 2027 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary not earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2026 Annual Meeting nor later than the close of business on the 90th day prior to the first anniversary of the 2026 Annual Meeting. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2027 Annual Meeting of Stockholders, it should be received by our Corporate Secretary no earlier than January 21, 2027, and no later than February 20, 2027. If the date of our 2026 Annual Meeting of Stockholders changes by more than 30 days before or after May 21, 2026, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2027 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2027 Annual Meeting of Stockholders is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by us. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the requirements under our By-Laws with respect to advance notice of any director nomination, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to the Corporate Secretary no later than 60 calendar days prior to the first anniversary of the date of the 2026 Annual Meeting (no later than March 22, 2027 for the 2027 Annual Meeting of Stockholders). For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nominations and Qualifications.” We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.
Availability of 2025 Annual Report
We filed our 2025 Annual Report with the SEC on February 26, 2026. Our 2025 Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will promptly mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203.
Other Available Information
We make our Corporate Governance Guidelines; Financial Code of Ethics; Code of Conduct; and the charters of the Audit, Compensation, and G&S Committees available through the Governance section of our website at www.sm-energy.com. These documents will be furnished in print to any stockholder upon request. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
Management does not know of any matters to be brought before the Annual Meeting other than the election of directors, the advisory vote to approve the compensation of our named executive officers, and the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2026. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
Our website at www.sm-energy.com includes much of this information, along with other general information about our operations, community activities and stakeholder relations. Any remaining questions regarding our operations or financial position can be directed to our Investor Relations Department at ir@sm-energy.com. Whether or not you intend to participate in the Annual Meeting, we urge you to submit your proxy promptly.

By Order of the Board of Directors,

James B. Lebeck Executive Vice President - Chief Corporate Development Officer, General Counsel and Corporate Secretary Denver, Colorado April 8, 2026

SM Energy Company
1700 Lincoln Street, Suite 3200, Denver, Colorado 80203
This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders to be held on May 21, 2026.

The undersigned hereby appoints A. Wade Pursell, James B. Lebeck, and Andrew T. Fiske, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 21, 2026, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting.

The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/sm-energy/2026 by 11:59 PM ET on May 20, 2026. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Voting, Attendance, and Other Matters,” “Participating in the Virtual Annual Meeting” and “How to Vote.”

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1, and “FOR” Proposals 2 and 3.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, including concerning any adjournment of the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to be held May 21, 2026. The Notice of Meeting, Proxy Statement and our
2025 Annual Report are available at: https://web.viewproxy.com/sm-energy/2026

Using a black ink pen, mark your votes with an X as shown in this example. ☒

A. Company Proposals − The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2 and 3.

1. The Board of Directors has nominated the below eleven persons to stand for election as directors until the next annual meeting of stockholders. As of the date of the accompanying Proxy Statement, no one has been nominated to serve as director other than the nominees listed below.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Barton R. Brookman	☐	☐	☐	05 Elizabeth A. McDonald	☐	☐	☐	09 Wouter T. van Kempen	☐	☐	☐
02 Morris R. Clark	☐	☐	☐	06 Ramiro G. Peru	☐	☐	☐	10 Ashwin Venkatraman	☐	☐	☐
03 Carrie M. Fox	☐	☐	☐	07 Julio M. Quintana	☐	☐	☐	11 Howard A. Willard III	☐	☐	☐
04 Lloyd W. Helms, Jr.	☐	☐	☐	08 Rose M. Robeson	☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation philosophy, policies and procedures, and the compensation of our Company’s named executive officers, as disclosed in the accompanying Proxy Statement.	3.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
	☐ FOR ☐ AGAINST ☐ ABSTAIN		☐ FOR ☐ AGAINST ☐ ABSTAIN

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion. If any nominee becomes unwilling or unable to serve as a director, the proxy holders will have the authority to vote your shares for any substitute candidate nominated by the Board of Directors.

VIRTUAL CONTROL NUMBER

B. Authorized Signatures − This section must be completed for your vote to be counted. − Date and Sign Below

Date
Signature
Signature
(Joint Owners)
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS
Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.AALvote.com/SM Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.